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working@PUTNAM	MAY 2008
Putnam’s
Code of Ethics
Graphic Omitted: Portrait of Justice Samuel Putnam
Dear Putnam Employee,
Putnam’s Code of Ethics is an essential component of the “fiduciary mindset” and of our commitment to the maintenance of the highest professional standards. Taking care of other people’s money is a serious responsibility, and we need to ensure that our clients’ interests come first. Firms with a strong fiduciary culture are attractive to clients who are looking for superior money management, and Putnam’s Code is designed to ensure that Putnam preserves that trust.
The rules reflected in the Code are good business practices and were not created simply to meet regulatory standards. If, from time to time, the rules seem burdensome, I ask you to put yourself in the place of our shareholders and clients, who have entrusted us to manage their assets so that they may pursue the goals of saving for retirement or funding their children’s education.
If you have any questions or concerns at any time, however, I encourage you to contact one of the members of our Code of Ethics staff in the Legal and Compliance Department.
Graphic Omitted: Signature of Ed Haldeman
Ed Haldeman
President and Chief Executive Officer
Table of Contents

Code of Ethics Overview	1
Putnam’s Code of Ethics	4
Definitions	5
Section I — Personal Securities Rules for All Employees	8
A. Pre-clearance	8
Rule 1: Pre-clearance Requirements	8
Rule 2: Personal Trading Assistant (PTA) System and Restricted List	8
Rule 3: Marsh & McLennan (MMC) securities	11
B. Prohibited Transactions	12
Rule 1: Short-Selling Prohibition	12
Rule 2: Initial Public Offerings Prohibition	12
Rule 3: Private Placement Pre-approval Requirements	13

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Rule 4: Trading with Material Non-public Information	13
Rule 5: No Personal Trading with Client Portfolios	13
Rule 6: Holding Putnam Mutual Fund Shares	14
Rule 7: Putnam Mutual Fund Employee Restrictions	15
Rule 8: Special Orders	16
Rule 9: Excessive Trading	16
Rule 10: Spread Betting	17
C. Discouraged Transaction	17
Rule 1: Naked Options	17
D. Exempted Transactions	17
Rule 1: Involuntary Transactions	17
Rule 2: Special Exemptions	18
Section II — Additional Special Rules for Personal Securities Transactions	19
A. Access Persons and Certain Investment Professionals	19
Rule 1: 90-Day Short-Term Rule	19
B. Certain Investment Professionals	19
Rule 2: 7-Day Rule	19
Rule 3: Blackout Rule	20
Rule 4: Contra-Trading Rule	21
Rule 5: No Personal Benefit	21
Section III — General Rules for All Employees	23
Rule 1: Compliance with All Laws, Regulations, and Policies	23
Rule 2: Conflicts of Interest	23
Rule 3: Gifts and Entertainment Policy	23
Rule 4: Anti-bribery/Kickback Policy	25
Rule 5: Political Activities, Contributions, Solicitations, and Lobbying Policy	26
Rule 6: Confidentiality of Putnam Business Information	27
Rule 7: Positions Outside Putnam	27
Rule 8: Role as Trustee or Fiduciary Outside of Putnam Investments	28
Rule 9: Investment Clubs	28
Rule 10: Business Negotiations for Putnam Investments	28
Rule 11: Accurate Records	29
Rule 12: Family Members’ Conflict Policy	29
Rule 13: Affiliated Entities	29
Rule 14: Computer Systems and Network Use Policy	30
Rule 15: CFA Institute Code of Ethics and Standards of Professional Conduct	31
Rule 16: Privacy Policy	31
Rule 17: Anti- money Laundering Policy	32
Rule 18: Record Retention	32
Section IV — Reporting Requirements	33
Reporting of Personal Securities Transactions	33
Rule 1: Broker Confirmations and Statements	33
Rule 2: Access Person — Quarterly Transaction Report	34
Rule 3: Access Person — Initial/Annual Holdings Report	34
Rule 4: Certifications	34
Rule 5: Positions Outside Putnam	34
Rule 6: Business Ethics	34
Rule 7: Ombudsman	35
Section V — Education Requirements	36
Rule 1: Distribution of Code	36
Rule 2: Annual Training Requirement	36
Section VI — Compliance and Appeal Procedures	37
Section VII — Sanctions	39
Appendix A — Insider Trading Prohibitions Policy Statement	40
Appendix A — Definitions: Insider Trading	41
Appendix A — Section I: Rules Concerning Inside Information	42

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Rule 1: Inside Information	42
Rule 2: Material Non-public Information	42
Rule 3: Reporting of Material Non-public Information	42
Appendix A — Section II: Overview of Insider Trading	44
Appendix B — Policy Statement Regarding Employee Trades in Shares of Putnam Closed-End
Funds	48
Appendix C — Contra- Trading Rule Clearance Form	49
Appendix D — CFA Institute Code of Ethics and Standards of Professional Conduct	50
Appendix E — Inducement Policy for Putnam Investments Limited (PIL) Employees	54
Code of Ethics Overview
This overview of Putnam’s Code of Ethics is not intended to substitute for a careful reading of the complete document. As a condition of continued employment, every Putnam employee is required to read, understand, and comply with all of the provisions of the Code of Ethics. Additionally, employees are expected to comply with the policies and procedures contained within the Putnam Employee Handbook, which is available online via Putnam’s intranet home page at http://intranet .
It is the personal responsibility of every Putnam employee to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our fund shareholders or other clients, or do anything that could damage or erode the trust our clients place in Putnam and its employees. This is the spirit of the Code of Ethics. In accepting employment at Putnam, every employee accepts the absolute obligation to comply with the letter and the spirit of the Code of Ethics. Failure to comply with the spirit of the Code of Ethics is just as much a violation of the Code as failure to comply with the written rules of the Code.
The rules of the Code cover activities, including personal securities transactions, of Putnam employees, certain family members of employees, and entities (such as corporations, trusts, or partnerships) that employees may be deemed to control or influence.
Sanctions will be imposed for violations of the Code of Ethics. Sanctions may include monetary fines, bans on personal trading, reductions in salary increases or bonuses, disgorgement of trading profits, suspension of employment, and termination of employment. The proceeds resulting from monetary sanctions will be given to a charity chosen by the Code of Ethics Officer.
Insider trading
Putnam employees are forbidden to buy or sell any security while either Putnam or the employee is in possession of material non-public information (inside information) concerning the security or the issuer. A violation of Putnam’s insider trading policies may result in criminal and civil penalties, including imprisonment, disgorgement of profits, and substantial fines. An employee aware of or in possession of inside information must report it immediately to the Code of Ethics Officer. (See Appendix A: Insider Trading Prohibitions Policy Statement.)
Conflicts of interest
The Code of Ethics imposes limits on activities of Putnam employees where the activity may conflict with the interests of Putnam or its clients. These include limits on the receipt and solicitation of gifts and on service as a fiduciary for a person or entity outside of Putnam. For example, Putnam employees generally may not accept gifts over $100 in total value in a calendar year from any entity, or any supplier of goods or services to Putnam. In addition, a Putnam employee may not serve as a director of any corporation or other entity without prior approval of the Code of Ethics Officer.

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Confidentiality
Information about Putnam clients and Putnam investment activity and research is proprietary and confidential and may not be disclosed or used by any Putnam employee outside Putnam without a valid business purpose.
Putnam mutual funds
All employees and certain family members are subject to a minimum 90-day holding period for shares in Putnam’s open-end mutual funds. This restriction does not apply to Putnam’s Stable Value or money market funds. Except in limited circumstances, all employees must hold Putnam open-end fund shares in accounts at Putnam.
Portfolio managers and others with access to investment information (“Access Persons”) are subject to a minimum one-year holding period for holding Putnam open-end fund shares.
Personal securities trading
Putnam employees may not buy or sell any security for their own account without clearing the proposed transaction in advance. Clearance is facilitated through the Personal Trading Assistant (PTA), the online pre-clearance system for equity securities, and directly with the Code of Ethics Administrator for fixed-income securities and transactions in Putnam closed-end funds. Certain securities are exempted from this pre-clearance requirement (e.g., shares of open-end (not closed-end) mutual funds).
Putnam employees may not buy any securities in an initial public offering or in a private placement, except in limited circumstances when prior written authorization is obtained.
Clearance must be obtained in advance, between 9:00 a.m. and 4:00 p.m. Eastern Time (ET) on the day of the trade. A clearance is valid only for the day it is obtained. Putnam employees are strongly discouraged from engaging in excessive trading for their personal accounts. Employees are prohibited from making more than 10 trades in individual securities each calendar quarter.
Short selling
Putnam employees are prohibited from short selling any security, whether or not it is held in a Putnam client portfolio, although short selling against broad market indexes and “against the box” is permitted. Note, however, that short selling “against the box” or otherwise hedging an investment in shares of Power Corporation of Canada, Power Financial Corporation, and Great-West Lifeco Inc. stock is prohibited.
Confirmations of trading and periodic account statements
All Putnam employees must have their brokers send copies of confirmations and statements of personal securities transactions to the Code of Ethics Administrator. This also applies to members of the immediate family who share the same household as the employee or for whom the employee has investment discretion. Employees must contact the Code of Ethics Administrator to (a) obtain an authorization [407] letter, (b) provide instructions to the broker in establishing a personal brokerage account, and (c) enter a broker account profile into PTA.
Quarterly and annual reporting
Employees will be notified if the following requirements apply. Upon commencement of employment and thereafter on an annual basis, Access Persons must disclose in the PTA system all personal securities holdings (even those to which pre-clearance may not apply). On a quarterly basis, Access Persons must disclose all their securities transactions in Personal Trading Assistant (PTA) within 15 days after the end of the quarter.

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Personal securities transactions by Access Persons and certain investment professionals
The Code imposes several special restrictions on personal securities transactions by Access Persons and certain investment professionals, which are summarized as follows. (Refer to Section II for details):
• 90-Day Short-Term Rule. No Access Person shall purchase and then sell at a profit, or sell and then repurchase at a lower price, any security or related derivative security, for example, options, within 90 calendar days.
• 7-Day Rule. Before a portfolio manager places an order to buy a security for any portfolio he manages, he must sell from his personal account any such security or related derivative security purchased within the preceding seven calendar days, and disgorge any profit from the sale.
• Blackout Rule. No portfolio manager may sell any security or related derivative security for her personal account until seven calendar days after the most recent purchase of that security or related derivative security for any portfolio she manages. No portfolio manager may buy any security or related derivative security for her personal account until seven calendar days after the most recent sale of that security or related derivative security by any portfolio she manages.
Analysts are also subject to the 7-Day and Blackout rules in connection with a recommendation to buy/outperform or sell/underperform a security.
• Contra-Trading Rule. No portfolio manager may sell out of her personal account any security or related derivative security that is held in any portfolio she manages unless she has received the written approval of an appropriate CIO and the Code of Ethics Officer.
• No portfolio manager may cause a Putnam client to take action for the manager’s personal benefit.
Putnam’s Code of Ethics
Putnam Investments is required by law to adopt a Code of Ethics. The purposes of the law are to ensure that companies and their employees comply with all applicable laws and to prevent abuses in the investment advisory business that can arise when conflicts of interest exist between the employees of an investment advisor and its clients. By adopting and enforcing a Code of Ethics, we strengthen the trust and confidence reposed in us by demonstrating that at Putnam, client interests come first.
The Code that follows represents a balancing of important interests. On the one hand, as a registered investment advisor, Putnam owes a duty of undivided loyalty to its clients, and must avoid even the appearance of a conflict that might be perceived as abusing the trust they have placed in Putnam. On the other hand, Putnam does not want to prevent conscientious professionals from investing for their own account where conflicts do not exist or that are immaterial to investment decisions affecting Putnam clients.
When conflicting interests cannot be reconciled, the Code makes clear that, first and foremost, Putnam employees owe a fiduciary duty to Putnam clients. In most cases, this means that the affected employee will be required to forego conflicting personal securities transactions. In some cases, personal investments will be permitted, but only in a manner, which, because of the circumstances and applicable controls, cannot reasonably be perceived as adversely affecting Putnam client portfolios or taking unfair advantage of the relationship Putnam employees have to Putnam clients.
The Code contains specific rules prohibiting defined types of conflicts. Because every potential conflict cannot be anticipated, the Code also contains general provisions prohibiting conflict situations. In view of these general provisions, it is critical that any individual who is in doubt about the applicability of the Code in a given situation seeks a determination from the Code of Ethics Officer about the propriety of the conduct in advance. The procedures for obtaining such a determination are described in Section VI of the Code.

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It is critical that the Code be strictly observed. Not only will adherence to the Code ensure that Putnam renders the best possible service to its clients, it will help to ensure that no individual is liable for violations of law.
It should be emphasized that adherence to this policy is a fundamental condition of employment at Putnam. Every employee is expected to adhere to the requirements of this Code of Ethics despite any inconvenience that may be involved. Any employee failing to do so may be subject to disciplinary action, including financial penalties and termination of employment, as determined by the Code of Ethics Officer, the Code of Ethics Oversight Committee, or the Chief Executive Officer of Putnam Investments.
Definitions
The words below are defined specifically for the purpose of Putnam’s Code of Ethics.
Access Persons
Each employee will be informed if he or she is considered an Access Person. The Code of Ethics Officer maintains a list of all Access Persons, categorized as follows:
• All employees of Putnam’s Investment Management Division
• Employees of the Operations and Administration Division within the following specific groups and departments:
o Fund Administration Group
o Global Operations Strategy Group
o Fund Accounting Oversight Group
o Custody Oversight Group
• Alternative Investments Department (in the Global Client Operations & Services Group)
• All employees in the Market Data Services Group
• Senior Managing Directors and Managing Directors in:
o Mutual Fund Shareholder Services Group
o Fund Accounting Oversight & Control Group
o Global Client Operations, Services & Custody Group
o Global Distribution and Marketing Division
o Corporate Development & Global Distribution Services Division
• All members of Putnam’s Executive Board
• All directors and employees of Putnam Investments Limited (PIL) and those based in Europe
• All directors and officers of a registered investment advisor affiliate, e.g., Putnam Investment Management, LLC (PIM), or The Putnam Advisory Company, LLC (PAC)
• All employees who have access to My Putnam (unless access is limited to the Wall Street Journal via Factiva )

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• Employees who have systems access to non-public information about any client’s purchase or sale of securities or to information regarding recommendations with respect to such purchases or sales
• Employees who have access to non-public information regarding the portfolio holdings of any Putnam-advised or sub-advised mutual fund
• Others as defined by the Legal and Compliance Department
Closed-end fund A fund with a fixed number of shares outstanding, and that does not redeem shares the way a typical mutual fund does. Closed-end funds typically trade like stocks on exchange.
Code of Ethics Administrator The individual designated by the Code of Ethics Officer to assume responsibility for day-to-day, nondiscretionary administration of this Code. The current Code of Ethics Administrator is Laura Rose, who can be reached at extension 11104.
Code of Ethics Officer The Putnam officer who has been assigned the responsibility of enforcing and interpreting this Code. The Code of Ethics Officer shall be the Chief Compliance Officer or such other person as is designated by the Chief Executive Officer of Putnam Investments. If the Code of Ethics Officer is unavailable, the Deputy Code of Ethics Officer shall act in his stead. The Code of Ethics Officer is Bob Leveille. The Deputy Code of Ethics Officer is Kathleen Griffin.
Code of Ethics Oversight Committee Has oversight responsibility for administering the Code of Ethics. Members include the Code of Ethics Officer and other members of Putnam’s senior management approved by the Chief Executive Officer of Putnam.
Discretionary Account An account for which the holder gives his/her broker or investment advisor (but not an immediate family member) complete authority to make management decisions to buy and sell securities (also called controlled account or managed account).
Exchange-Traded Fund (ETF) A fund that tracks an index, but can be traded like a stock. ETFs always bundle together the securities that are in an index. Examples include (but are not limited to): SPDRs, WEBs, QQQQs, iShares, and HLDRs.
NOTE:
Excluded from pre-clearance but not from reporting requirements are: exchange-traded index funds (ETFs) containing a portfolio of securities of 25 or more issuers (e.g., SPDRs, WEBs, QQQQs, iShares, and HLDRs), and any option on a broad-based market index or an exchange-traded futures contract or option. Country funds, as well as other funds that are not tied to an index, are considered closed-end funds and are subject to pre-clearance and reporting requirements. (See Section I.A, Rule 1: Pre-clearance Requirements for more information.)
Immediate family Spouse, domestic partner, minor children, or other relatives living in the same household as the Putnam employee. All pre-clearance and reporting rules apply to “immediate family members.”
Narrow-based derivative A future, swap, put or call option, or similar derivative instrument whose return is determined by reference to fewer than 25 underlying issuers. Single stock futures and ETFs based on less than 25 issuers are included.
Personal Trading Assistant (PTA) The Personal Trading Assistant (PTA) is an Internet application designed for employees to manage personal trading activities, such as pre-clearance, reporting, and certifications, in accordance with regulatory requirements and Putnam’s Code of Ethics.
Policy statements The Insider Trading Prohibitions Policy Statement is attached to the Code as Appendix A and the Policy Statement Regarding Employee Trades in Shares of Putnam Closed-End Funds is attached to the Code as Appendix B.

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Private placement Any offering of a security not offered to the public and not requiring registration with the relevant securities authorities.
Purchase or sale of a security Any acquisition or transfer of any interest in the security for direct or indirect consideration; this includes the writing of an option. This definition includes any transfer of a security by an employee as a gift to an individual or a charity.
Putnam Any or all of Putnam Investments, LLC and its subsidiaries, any one of which shall be a Putnam company.
Putnam client Any of the Putnam mutual funds, or any advisor, trust, or other client for whom Putnam manages money.
Putnam employee (or employee) Any employee of Putnam.
Restricted list The list established in accordance with Rule 1 of Section I.A.
Security The following instruments are defined as “securities” and require pre-clearance:
• Any type or class of equity or debt security, e.g., corporate or municipal bonds
• Any rights relating to a security, such as warrants and convertible securities
• Closed-end funds
• Any narrow-based derivative, e.g., a put or call option on a single security
Pre-clearance and reporting is not required (unless otherwise noted) for:
• Open-end mutual funds
• Currencies, Treasuries (T-bills), and direct and indirect obligations of the U.S. government and its agencies
• Direct and indirect obligations of any member country in the Organization for Economic CoOperation and Development (OECD), commercial paper, certificates of deposit (CDs), repurchase agreements, bankers’ acceptances, and other money market instruments
Short selling The sale of a security that the investor does not own in order to take advantage of an anticipated decline in the price of the security. In order to sell short, the investor must borrow the security from his broker in order to make delivery to the buyer.
Short selling against the box A short sale where the investor owns the security, but does not want to use the shares for delivery, so he borrows them from the brokerage firm.
Transaction for a personal account Securities transactions: (a) for the personal account of any employee; (b) for the account of a member of the immediate family of any employee; (c) for the account of a partnership in which a Putnam employee or immediate family member is a general partner or a partner with investment discretion; (d) for the account of a trust in which a Putnam employee or immediate family member is a trustee with investment discretion; (e) for the account of a closely held corporation in which a Putnam employee or immediate family member holds shares and for which he has investment discretion; and (f ) for any account other than a Putnam client account, which receives investment advice of any sort from the employee or immediate family member, or as to which the employee or immediate family member has investment discretion.
Rule of construction regarding time periods Unless the context indicates otherwise, time periods used in the Code of Ethics shall be measured inclusively, i.e., beginning on the date from which the measurement is made.

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EXCEPTIONS
Unless the context indicates otherwise, there will be no exceptions to the rules.
Section I — Personal Securities Rules for All Employees
A. Pre-clearance
Rule 1: Pre-clearance Requirements
Pre-clearance is required for the following securities:
• Any type or class of equity or debt security, including corporate and municipal bonds
• Stock of Power Corporation of Canada, Power Financial Corporation, and Great-West Lifeco Inc.
• Any rights relating to a security, such as warrants and convertible securities
• Closed-end funds – including Putnam closed-end funds. Country funds, as well as other funds that are not tied to an index, are considered closed-end funds and are subject to pre-clearance and reporting requirements, e.g., India Fund (IFN), Morgan Stanley Asia Pacific Fund (APF), and Central Europe and Russia Fund (CEE). Certain closed-end funds that sometimes are referred to as closed-end ETFs, such as Western Asset Emerging (ESD) or Eaton Vance Muni Trust (EVN), are also subject to pre-clearance and reporting requirements.
• Any narrow-based derivative, e.g., a put or call option on a single security
• Any security donated as a gift to an individual or a charity
• Marsh & McLennan (MMC) securities
Pre-clearance is not required for:
• Open-end mutual funds
•Currencies, Treasuries (T-bills), and direct and indirect obligations of the U.S. government and its agencies
• Direct and indirect obligations of any member of the country of the Organization for Economic Co-Operation and Development (OECD), commercial paper, certificates of deposit (CDs), repurchase agreements, bankers’ acceptances, and other money market instruments
• Application for a loan and/or withdrawals of MMC stock from your 401(k)/Profit Sharing Plan
The following are excluded from pre-clearance but not from reporting requirements:
Exchange-traded funds (ETFs) containing a portfolio of securities of 25 or more issuers (e.g., SPDRs, WEBs, QQQQs, iShares, and HLDRs), and any option on a broad-based market index or an exchange-traded futures contract or option thereon.
Rule 2: Personal Trading Assistant (PTA) System and Restricted List
No Putnam employee shall purchase or sell for his personal account any security requiring pre-clearance under Rule 1 without prior clearance obtained through procedures set forth by the Code of Ethics Officer. Equity securities are pre-cleared through the PTA pre-clearance system (on Putnam’s intranet home page at http://intranet ). Fixed-income securities must be pre-cleared by calling the Code of Ethics Administrator. There are special rules for trading in Putnam closed-end funds. (See Appendix B.) Subject to the limited

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exceptions below, no clearance will be granted for securities appearing on the Restricted List. Securities will be placed on the Restricted List in the following circumstances:
(a) When orders to purchase or sell such security have been entered for any Putnam client or the security is being actively considered for purchase for any Putnam client, unless the security is a non-convertible investment-grade (rated at least BBB by S&P or Baa by Moody’s) fixed-income investment;
(b) When such a security is a voting security of a corporation in the banking, savings and loan, insurance, communications, public utilities, or gaming (i.e., casinos) industries, if holdings of Putnam clients in that corporation exceed 7%;
(c) When, in the judgment of the Code of Ethics Officer, other circumstances warrant restricting personal transactions of Putnam employees in a particular security; and
(d) When required under the Policy Statement Concerning Insider Trading Prohibitions. (See Appendix A.)
IMPLEMENTATION
An employee wishing to trade any equity securities for his personal account shall first obtain clearance through the Personal Trading Assistant (PTA) system. The system may be accessed online via Putnam’s intranet home page at http://intranet . Employees may pre-clear securities between 9:00 a.m. and 4:00 p.m. ET. Requests to make personal securities transactions may not be made using the system or presented to the Code of Ethics Administrator before 9:00 a.m. or after 4:00 p.m. ET.
Pre-clearance must be made by calling the Code of Ethics Administrator for a fixed-income investment (municipal and corporate bonds, including non-convertible investment-grade bonds rated BBB by S&P or Baa by Moody’s).
The PTA system will inform the employee whether the security may be traded and whether trading in the security is only eligible up to the limits under the “Large-/Mid-Cap Exemption.” The response of the pre-clearance system as to whether a security appears on the Restricted List and, if so, whether it is eligible for the exceptions set forth after this Rule shall be final, unless the employee appeals to the Code of Ethics Officer, using the procedure described in Section VI, regarding the request to trade a particular security.
A clearance is only valid for trading on the day it is obtained. Trades in any security by employees in Asian or European offices of Putnam or trades by any employee in securities listed on Asian or European stock exchanges, however, may be executed within one business day after pre-clearance is obtained.
If a security is not on the Restricted List, other classes of securities of the same issuer (e.g., preferred or convertible preferred stock) may be on the Restricted List. It is the employee’s responsibility to identify with particularity the class of securities for which permission is being sought for a personal investment.
If the PTA system does not recognize a security, or if an employee is unable to use the system or has any questions with respect to the system or pre-clearance, the employee may consult the Code of Ethics Administrator. The Code of Ethics Administrator shall not have authority to answer any questions about a security other than whether trading is permitted. The response of the Code of Ethics Administrator as to whether a security appears on the Restricted List and, if so, whether it is eligible for any applicable exceptions set forth after this Rule shall be final, unless the employee appeals to the Code of Ethics Officer, using the procedure described in Section VI, regarding the request to trade a particular security.
EXCEPTIONS
A. Large-/Mid-Cap Exemption. If a security appearing on the Restricted List is an equity security for which the issuer has a market capitalization (defined as outstanding shares multiplied by current price per share) of over $2 billion, then upon clearance approval, the Putnam employee may not trade more than 1,000 shares of the security for the day.

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B. Pre-clearing Transactions Effected by Share Subscription. Trades of securities made by subscription rather than on an exchange are limited to issuers having a market capitalization of $2 billion or more and are subject to the 1,000 share limit. The following are procedures to comply with Rules 1 and 2 when effecting a purchase or sale of shares by subscription:
• The Putnam employee must pre-clear the trade on the day he or she submits a subscription to the issuer rather than on the actual day of the trade since the actual day of the trade typically will not be known to the employee who submits the subscription. The employee must contact the Code of Ethics Administrator at the time of pre-clearance and will be told whether the purchase is permitted (in the case of a corporation having a market capitalization of $2 billion or more) or not permitted (in the case of a smaller capitalization issuer).
• The subscription for any purchase or sale of shares must be reported on the Access Person’s quarterly personal securities transaction report, noting the trade was accomplished by subscription.
• Because no brokers are involved in the transaction, the confirmation requirement will be waived for these transactions, although the Putnam employee must provide the Legal and Compliance Department with any transaction summaries or statements sent by the issuer.
C. Trades in Approved Discretionary Brokerage Accounts. A transaction does not need to be pre-cleared if it takes place in an account that the Code of Ethics Officer has approved in writing as exempt from the pre-clearance requirement prior to establishing the account. In the sole discretion of the Code of Ethics Officer, accounts that will be considered for exclusion from the pre-clearance requirement are only those for which an employee’s securities broker or investment advisor has complete discretion (a discretionary account).
Employees wishing to seek such an exemption must send a written request to the Code of Ethics Administrator and meet the following conditions: (i) the employee certifies annually in writing that the employee has no influence over the transactions in the discretionary account and is not aware of the transactions in the discretionary account prior to their execution; (ii) the broker or investment advisor certifies annually in writing that the employee has no influence over the transactions in the discretionary account and is not aware of the transactions in the discretionary account prior to their execution; and (iii) each calendar quarter, the broker or investment advisor sends Putnam’s Code of Ethics Administrator copies of each quarterly statement for the discretionary account.
COMMENTS
• Pre-clearance. Subpart (a) of Rule 2 is designed to avoid the conflict of interest that might occur when an employee trades for his personal account a security that currently is being traded or is likely to be traded for a Putnam client. Such conflicts arise, for example, when the trades of an employee might have an impact on the price or availability of a particular security, or when the trades of the client might have an impact on price to the benefit of the employee. Thus, exceptions involve situations where the trade of a Putnam employee is unlikely to have an impact on the market.
• Regulatory Limits. Owing to a variety of federal statutes and regulations in the banking, savings and loan, insurance, communications, public utilities, and gaming industries, it is critical that accounts of Putnam clients do not hold more than 7% of the voting securities of any issuer in those industries. Subpart (b) of this rule limits employees’ personal trades to sales of shares in these areas because of the risk that the personal holdings of Putnam employees may be aggregated with Putnam holdings. Putnam’s so-called 7% rule will allow the regulatory limits to be observed.
• Options. For the purposes of this Code, options are treated like the underlying security. Thus, an employee may not purchase, sell, or “write” option contracts for a security that is on the
Restricted List. The automatic exercise or assignment of an options contract (the purchase or writing of which was previously pre-cleared) does not have to be pre-cleared. Note, however, that the purchase or sale of securities obtained through the exercise of options must be pre-cleared.

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• Involuntary Transactions. Involuntary personal securities transactions are exempted from the Code. Special attention should be paid to this exemption. (See Section I.D.)
• Tender Offers. This Rule does not prohibit an employee from tendering securities from his personal account in response to any and all tender offers, even if Putnam clients are also tendering securities. If tendering a security in response to a “partial tender offer,” an employee must pre-clear the trade on the day she submits instructions to her broker, and she will be prohibited from trading if Putnam clients are also tendering the same security.
• Gifts of Securities. Pre-clearance is required for securities donated as a gift to a charitable organization or to an individual. Employees are required to provide a gift transfer certificate of the transaction (if produced) to the Code of Ethics Administrator along with an account statement reflecting the gift transaction. Employees who receive a security gift must report the gift to the Code of Ethics Administrator who will make the necessary adjustments in PTA. Access Persons must enter the gift as a security holding in PTA and report in their Annual Holdings Report.
Rule 3: Marsh & McLennan (MMC) securities
All employees trading MMC securities must pre-clear the trades in the PTA system. MMC securities include stock, options, and any other securities such as debt. Sales out of the MMC Employee Stock Purchase Plan and transactions in all Putnam and MMC employee benefit and bonus plans, i.e., rebalancing or exchanging out of the 401(k)/Profit Sharing/Bonus Plan, are included in this requirement.
Pre-clearance of MMC is required when, for example, you:
• Sell MMC out of the Stock Purchase Plan
• Exchange MMC shares out of your 401(k)/Profit Sharing/Bonus Plan
• Rebalance your Putnam fund choices, which results in a sale of MMC from your 401(k)/Profit Sharing/Bonus Plan
• Trade in MMC securities in other accounts held outside Putnam Investments
Pre-clearance is not required when you apply for a loan and/or make withdrawals of the stock from your 401(k)/Profit Sharing Plan.
COMMENTS
All transactions of MMC require pre-clearance in PTA before you contact Citi Smith Barney to sell shares out of your Stock Purchase Plan. Also, if MMC is one of your choices in the 401(k)/Profit Sharing Plan, all exchanges must be cleared. Even though clearance is not required for Putnam mutual funds, if you do not wish to include MMC shares when rebalancing any of your fund choices, which will result in an automatic exchange of your MMC shares, you must remember to exclude MMC shares prior to submitting your changes. If you are investing online, check the box to exclude MMC; or if you are investing by telephone with a Putnam representative, ask to exclude MMC before rebalancing the funds.
Additional MMC-related policies:
• Transactions in MMC securities that are held in Putnam’s internal plans are not subject to the 90-Day Short-Term Rule (applicable to Access Persons only) or to the holding periods that apply to Putnam mutual funds.
B. Prohibited Transactions
Rule 1: Short-Selling Prohibition

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Putnam employees are prohibited from short selling any security in their own account, whether or not the security is held in a Putnam client portfolio. Employees are prohibited from hedging investments made in securities of Power Corporation of Canada, Power Financial Corporation, and Great-West Lifeco Inc.
EXCEPTION
Short selling against broad market indexes (such as the Dow Jones Industrial Average, the NASDAQ Index, and the S&P 100 and 500 indexes) and short selling against the box are permitted (except that short selling shares of Power Corporation of Canada, Power Financial Corporation, and Great-West Lifeco Inc. against the box is not permitted).
Rule 2: Initial Public Offerings Prohibition
No Putnam employee shall purchase any security for her personal account in an initial public offering. Employees are also restricted from participating in Initial Public Offerings via a Discretionary Account.
EXCEPTION
Pre-existing Status Exception. A Putnam employee shall not be barred by this Rule or by Rule 2(a) of Section I.A. from purchasing securities for her personal account in connection with an initial public offering of securities by a bank or insurance company when the employee’s status as a policyholder or depositor entitles her to purchase securities on terms more favorable than those available to the general public, in connection with the bank’s conversion from mutual or cooperative form to stock form, or the insurance company’s conversion from mutual to stock form, provided that the employee has had the status entitling her to purchase on favorable terms for at least two years. This exception is only available with respect to the value of bank deposits or insurance policies that an employee owns before the announcement of the initial public offering. This exception does not apply, however, if the security appears on the Restricted List in the circumstances set forth in subparts (b), (c), or (d) of Section I.A., Rule 2.
COMMENTS
• The purpose of this Rule is twofold. First, it is designed to prevent a conflict of interest between Putnam employees and Putnam clients who might be in competition for the same securities in a limited public offering. Second, the Rule is designed to prevent Putnam employees from being subject to undue influence as a result of receiving favors in the form of special allocations of securities in a public offering from broker-dealers who seek to do business with Putnam.
• Purchases of securities in the immediate after-market of an initial public offering are not prohibited, provided they do not constitute violations of other provisions of the Code of Ethics. For example, participation in the immediate after-market as a result of a special allocation from an underwriting group would be prohibited by Section III, Rule 3, concerning gifts and other favors.
• Public offerings subsequent to initial public offerings are not deemed to create the same potential for competition between Putnam employees and Putnam clients because of the pre-existence of a market for the securities.
Rule 3: Private Placement Pre-approval Requirements
No Putnam employee shall purchase any security for his personal account in a limited private offering or private placement without prior approval of the Code of Ethics Officer. Privately placed limited partnerships and funds such as private equity or hedge funds are specifically included in this Rule.
COMMENTS
• The purpose of this Rule is to prevent a Putnam employee from investing in securities for his own account pursuant to a limited private offering that could compete with or disadvantage Putnam clients, and to

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eliminate any incentives Putnam employees might have to favor those who can affect access to limited offerings.
• Exemptions to the prohibition will generally not be granted where the proposed investment relates directly or indirectly to investments by a Putnam client, or where individuals involved in the offering (including the issuers, broker, underwriter, placement agent, promoter, fellow investors, and affiliates of the foregoing) have any prior or existing business relationship with Putnam or a Putnam employee, or where the Putnam employee believes that such individuals may expect to have a future business relationship with Putnam or a Putnam employee.
• An exemption may be granted, subject to reviewing all the facts and circumstances, for investments in:
(a) Pooled investment funds, including hedge funds, subject to the condition that an employee investing in a pooled investment fund would have no involvement in the activities or decision-making process of the fund except for financial reports made in the ordinary course of the fund’s business, and subject to the condition that the hedge fund does not invest significantly in registered investment companies.
(b) Private placements where the investment cannot relate, or be expected to relate, directly or indirectly to Putnam or investments by a Putnam client.
• Employees who apply for an exemption will be expected to disclose to the Code of Ethics Officer in writing all facts and relationships relating to the proposed investment.
• Applications to invest in private placements will be reviewed by the Code of Ethics Oversight Committee. This review will take into account, among other factors, the considerations described in the preceding comments.
Rule 4: Trading with Material Non-public Information
No Putnam employee shall purchase or sell any security for her personal account or for any Putnam client account while in possession of material non-public information concerning the security or the issuer. Please read Appendix A, Policy Statement Concerning Insider Trading Prohibitions.
Rule 5: No Personal Trading with Client Portfolios
No Putnam employee shall purchase from or sell to a Putnam client any securities or other property for his personal account, nor engage in any personal transaction to which a Putnam client is known to be a party, or in which the transaction may have a significant relationship to any action taken by a Putnam client.
IMPLEMENTATION
It is the responsibility of every Putnam employee to make inquiry prior to any personal transaction in order to satisfy himself that the requirements of this Rule have been met.
COMMENT
This Rule is required by federal law. It does not prohibit a Putnam employee from purchasing any shares of an open-end Putnam fund. The policy with respect to employee trading in Putnam closed-end funds is attached as Appendix B.
Rule 6: Holding Putnam Mutual Fund Shares
Putnam employees may not hold shares of Putnam open-end U.S. mutual funds other than through accounts maintained at Putnam. Employees placing purchase orders in shares of Putnam open-end funds must place such orders through Putnam and not through an outside broker or other intermediary. Employees redeeming or exchanging shares of Putnam open-end funds must place those

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orders through Putnam and not through an outside broker or other intermediary. For transfer instructions, contact a Putnam Preferred Client Services (PCS) representative at 1-800-634-1590.
REMINDER
For purposes of this Rule, “employee” includes:
• Members of the immediate family of a Putnam employee who share the same household as the employee or for whom the Putnam employee has investment discretion (family member);
• Any trust in which a Putnam employee or family member is a trustee with investment discretion and in which such Putnam employee or any family members are collectively beneficiaries;
• Any closely held entity (such as a partnership, limited liability company, or corporation) in which a Putnam employee and his or her family members hold a controlling interest and with respect to which they have investment discretion; and
• Any account (including any retirement, pension, deferred compensation, or similar account) in which a Putnam employee or family member has a substantial economic interest and over which the Putnam employee or family member exercises investment discretion.
COMMENTS
These requirements also apply to:
• Self-directed IRA accounts holding Putnam fund shares;
• Variable annuities and variable insurance contracts, such as Putnam/Hartford Manager, that invest in Putnam Variable Trusts. Employees must designate Putnam Retail Management as the broker of record for all such accounts.
NOTE:
Employees are required to seek permission from the Code of Ethics Officer to hold Putnam funds in variable trusts outside of Putnam.
EXCEPTION
Retirement, pension, deferred compensation, and similar accounts that cannot be legally transferred to Putnam are not subject to the requirement. For example, a spouse of a Putnam employee may have a 401(k)/Profit Sharing Plan with her employer that invests in Putnam funds. Employees may also hold Putnam money market funds at Mercer Securities. Any employee who continues to hold shares in open-end Putnam funds outside of Putnam must notify the Code of Ethics Officer in writing of the account information, provide the reason why the account cannot be transferred to Putnam, and arrange for a quarterly statement of transactions in such account to be sent to the Code of Ethics Administrator.
Rule 7: Putnam Mutual Fund Employee Restrictions
(a) Employees (defined in Rule 6) may not, within a 90-calendar day period, make a purchase followed by a sale or a sale followed by a purchase of shares of the same open-end Putnam mutual fund, even if the transactions occur in different accounts.
(b) Employees who are Access Persons may not, within a one-year period, make a purchase followed by a sale or a sale followed by a purchase of shares of the same open-end Putnam mutual fund or of shares of any U.S. registered mutual fund to which Putnam acts as advisor or sub-advisor, even if the transactions occur in different accounts.

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(c) All employees are required to link their immediate family members’ accounts holding Putnam mutual funds to comply with the disclosure requirements. These accounts are also subject to the 90-day and one-year rules. To link these accounts, log on to Putnam’s intranet home page at http://intranet , and select Employee Essentials/Linked Mutual Fund Accounts. You are required to confirm the information and will be prompted to add any accounts that you or your family members have that should be linked, or delink accounts that you or your family members have closed.
COMMENTS
This Rule applies to transactions by a Putnam employee and family members as defined in the Code in any type of account including retail, IRA, variable annuity, and 401(k)/Profit Sharing Plan, as well as any deferred compensation accounts, and the restrictions apply across all accounts maintained by an employee and family members:
• An employee who buys shares of an open-end Putnam mutual fund may not sell any shares of the same mutual fund until 90 calendar days have passed, or one year for Access Persons.
• Example: If an employee buys shares of a Putnam fund on Day 1 for a retail account and then sells (by exchange) shares of the same fund for his or her 401(k)/Profit Sharing Plan accounts on Day 85, the employee has violated the rule.
• Similarly, an employee who sells shares of an open-end Putnam mutual fund may not buy any shares of the same mutual fund until 90 calendar days have passed, or one year for Access Persons.
• The purpose of these blackout period restrictions is to prevent any market timing or the appearance of any market timing activity.
• This Rule applies to transactions by a Putnam employee and his or her family members as defined in the Code in any type of account including retail, IRA, variable annuity, variable insurance, and 401(k)/Profit Sharing Plan, as well as any deferred compensation accounts.
• The minimum sanction for an initial violation of the blackout period will be disgorgement of any profit made on the transaction. Additional sanctions may apply, including termination of employment.
EXCEPTIONS
A. The restrictions do not apply to Putnam’s money market funds and Putnam Stable Value Fund.
B. 401(k)/Profit Sharing Plan Contributions and Payroll Deductions: The 90-day or one year restriction is not triggered by the initial allocation of regular employee or employer contributions or forfeitures to an employee’s account under the terms of Putnam employee benefit plans or a Putnam payroll-deduction direct-investment program; later exchanges of these contributions will be subject to either the 90-day or one-year blackout period.
C. Systematic Programs: The restrictions do not apply with respect to shares sold or acquired as a result of participation in a systematic program for contributions, withdrawals, or exchanges, provided that an election to participate in any such program and the participation dates of the program are not changed more often than quarterly after the program is elected by the employee. Access Persons may elect a quarterly or semiannual rebalancing program although it may only be changed on an annual basis.
D. Employee Benefit Plan Withdrawals and Distributions: No restriction applies with respect to shares sold for withdrawals, loans, or distributions under the terms of Putnam employee benefit plans.
E. Dividends, Distributions, Mergers, and Share Class Conversions: No restriction applies with respect to the acquisition of shares as a result of reinvestment of dividends, distributions, mergers, conversions of share classes, or other similar actions. Subsequent transactions with respect to the shares will be covered.

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F. College Savings Program: Redemptions from an employee’s college savings 529 plan to pay for qualified educational expenses for the beneficiary of the account (and redemptions due to death or disability) are exempt from the 90-day and one-year restrictions applicable to Putnam mutual funds. Qualified redemptions include:
• Tuition
• School fees
• Books
• Supplies and equipment required for enrollment
• Room and board
•Death
• Disability
G. Special Situations: In special situations as determined from time to time by Putnam’s Code of Ethics Oversight Committee, exceptions may by granted to the blackout periods as a result of death, disability, or special circumstances (such as personal hardship). Employees may request an exception by submitting a written request to the Code of Ethics Officer.
Rule 8: Special Orders
Good Until Canceled (GTC) Limit Orders are prohibited.
Any order not executed on the day of pre-clearance must be resubmitted for pre-clearance before being executed on a subsequent day. “Good until canceled limit” orders are prohibited because of the potential failure to pre-clear.
EXCEPTION
Same-day limit orders are permitted.
Rule 9: Excessive Trading
Putnam employees are strongly discouraged from engaging in excessive trading for their personal accounts. Employees are prohibited from making more than 10 trades in individual securities in any given quarter. For the purpose of this rule, an employee is prohibited from engaging in more than a total of 10 trades in all accounts the employee may hold (including those accounts held by his immediate family members), not 10 trades per individual account.
EXCEPTION
For the purpose of calculating the number of trades in any quarter, trading the same security in the same direction (buy or sell) over a period of five business days will be counted as one transaction.
Trades in ETFs containing 25 or more issuers and trades of MMC stock in Putnam internal plans are not counted towards the 10-trade limit.
COMMENT
Although a Putnam employee’s excessive trading may not itself constitute a conflict of interest with Putnam clients, Putnam believes that its clients’ confidence in Putnam will be enhanced and that the likelihood of Putnam achieving better investment skills results for its clients over the long term will be increased if Putnam employees rely on their investment skills, as opposed to their trading skills in

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transactions for their own account. Moreover, excessive trading by a Putnam employee for his or her own account diverts an employee’s attention from the responsibility of servicing Putnam clients, and increases the possibilities for transactions that are in actual or apparent conflict with Putnam client transactions. Short-term trading is strongly discouraged, and employees are encouraged to take a long-term view.
Rule 10: Spread Betting
PIL employees may not enter into any spread betting contracts on financial instruments.
COMMENT
Spread betting provides exposure to the movement of an index or security price without holding any form of certificate.
This Rule guards against the danger that a Putnam employee may be in violation of the Code of Ethics by virtue of his spread betting transactions. Please note that this restriction also applies to the spouse of a Putnam employee and any relatives of a Putnam employee living in the same household as the employee, as their transactions are covered by the Code of Ethics. (See page 6.)
C. Discouraged Transaction Rule 1: Naked Options
Putnam employees are strongly discouraged from engaging in writing (selling) naked options for their personal accounts.
Naked option transactions are particularly dangerous, because a Putnam employee may be prevented by the restrictions in this Code of Ethics from covering the naked option at the appropriate time. All employees should keep in mind the limitations on their personal securities trading imposed by this Code when contemplating such an investment strategy. Engaging in naked options transactions on the basis of material non-public information is prohibited. (See Appendix A, Policy Statement Concerning Insider Trading Prohibitions.)
D. Exempted Transactions Rule 1: Involuntary Transactions
Transactions that are involuntary on the part of a Putnam employee are exempt from the prohibitions set forth in Sections I.A., I.B., and I.C.
COMMENTS
This exemption is based on categories of conduct that the Securities and Exchange Commission does not consider “abusive.”
• Examples of involuntary personal securities transactions include:
(a) Sales out of the brokerage account of a Putnam employee as a result of a bona fide margin call, provided that withdrawal of collateral by the Putnam employee within the ten days previous to the margin call was not a contributing factor to the margin call;
(b) Purchases arising out of an automatic dividend reinvestment program of an issuer of a publicly traded security.
• Transactions by a trust in which the Putnam employee (or a member of his immediate family) holds a beneficial interest, but for which the employee has no direct or indirect influence or control with respect to the selection of investments, are involuntary transactions. In addition, these transactions do not fall within the definition of “personal securities transactions.” (See Definitions.)
• A good-faith belief on the part of the employee that a transaction was involuntary will not be a defense to a violation of the Code of Ethics. In the event of confusion as to whether a particular transaction is

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involuntary, the burden is on the employee to seek a prior written determination of the applicability of this exemption. The procedures for obtaining such a determination appear in Section VI.
Rule 2: Special Exemptions
Transactions that have been determined, in writing by the Code of Ethics Officer before the transaction occurs, to be no more than remotely harmful to Putnam clients because the transaction would be very unlikely to affect a highly institutional market, or because the transaction is clearly not related economically to the securities to be purchased, sold, or held by a Putnam client, are exempt from the prohibitions set forth in Sections I.A., I.B., and I.C.
IMPLEMENTATION
An employee may seek an ad hoc exemption under this Rule by following the procedures in Section VI.
COMMENTS
• This exemption is also based upon categories of conduct that the Securities and Exchange Commission does not consider “abusive.”
• The burden is on the employee to seek a prior written determination that the proposed transaction meets the standards for an ad hoc exemption set forth in this Rule.
Section II — Additional Special Rules for Personal Securities Transactions
A. Access Persons and Certain Investment Professionals
Access Persons include all investment professionals and other employees as defined on page 1.
Rule 1: 90-Day Short-Term Rule
Access Persons may not sell a security at a profit within 90 days of purchase or buy a security at a price below which he or she sold it within the past 90 days.
EXCEPTION
None, unless prior written approval from the Code of Ethics Officer is obtained. Exceptions may be granted on a case-by-case basis when no abuse is involved and the equities of the situation support an exemption. For example, although an Access Person may buy a stock as a long-term investment, that stock may have to be sold involuntarily due to unforeseen activity such as a merger.
IMPLEMENTATION
A. The 90-Day Short-Term Rule applies to all Access Persons, as defined in the Definitions section of the Code.
B. Calculation of whether there has been a profit is based upon the market prices of the securities. The calculation includes commissions and other sales charges.
C. As an example, an Access Person would not be permitted to sell a security at $12 that he purchased within the prior 90 days for $10. Similarly, an Access Person would not be permitted to purchase a security at $10 that she had sold within the prior 90 days for $12.

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COMMENTS
• The prohibition against short-term trading profits by Access Persons is designed to minimize the possibility that they will capitalize inappropriately on the market impact of trades involving a client portfolio about which they might possibly have information.
• Although Chief Investment Officers, portfolio managers, and analysts may sell securities at a profit within 90 days of purchase in order to comply with the requirements of the 7-Day Rule applicable to them (described below), the profit will have to be disgorged to charity under the terms of the 7-Day Rule.
B. Certain Investment Professionals Rule 2: 7-Day Rule
(a) Portfolio Managers: Before a portfolio manager (including a Chief Investment Officer with respect to an account he manages) places an order to buy a security for any Putnam client portfolio that he manages, he must sell that security or related derivative security if he has purchased it in his personal account within the preceding seven calendar days.
(b) Analysts: Before an analyst makes a purchase or an outperform recommendation for a security (including designation of a security for inclusion in the portfolio of Putnam Research Fund), he must sell that security or related derivative security if he has purchased it in his personal account within the preceding seven calendar days.
COMMENTS
• This Rule applies to portfolio managers (including Chief Investment Officers with respect to accounts they manage) in connection with any purchase, no matter how small, in any client account managed by that portfolio manager or CIO (even so-called “clone accounts”). In particular, it should be noted that the requirements of this Rule also apply with respect to purchases in client accounts, including “clone accounts,” resulting from “cash flows.” To comply with the requirements of this Rule, it is the responsibility of each portfolio manager or CIO to be aware of the placement of all orders for purchases of a security by client accounts that he or she manages for seven days following the purchase of that security for his or her personal account.
• An investment professional who must sell securities to be in compliance with the 7-Day Rule must absorb any loss and disgorge to charity any profit resulting from the sale. The recipient charity will be chosen by the Code of Ethics Officer.
• This Rule is designed to avoid even the appearance of a conflict of interest between an investment professional and a Putnam client. A greater burden is placed on these professionals given their positions in the organization. Transactions executed for the employee’s personal account must be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or perceived conflict of interest or any abuse of the employee’s position of trust and responsibility.
• “Portfolio manager” is used in this Section as a functional label, and is intended to cover any employee with authority to authorize a trade on behalf of a Putnam client, whether or not such employee bears the title “portfolio manager.” “Analyst” is also used in this Section as a functional label, and is intended to cover any employee who is not a portfolio manager but who may make recommendations regarding investments for Putnam clients.
Rule 3: Blackout Rule
(a) Portfolio Managers: No portfolio manager (including Chief Investment Officers with respect to accounts they manage) shall: (i) sell any security or related derivative security for her personal account until seven calendar days have elapsed since the most recent purchase of that security or related derivative security by any Putnam client portfolio she manages or co-manages; or (ii) purchase any security or related derivative security for her personal account until seven calendar days have elapsed since the most recent sale of that security or related derivative security from any Putnam client portfolio that she manages or co-manages.

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(b) Analysts: No analyst shall: (i) sell any security or related derivative security for his personal account until seven calendar days have elapsed since his most recent buy or outperform recommendation for that security or related derivative security (including designation of a security for inclusion in the portfolio of Putnam Research Fund); or (ii) purchase any security or related derivative security for his personal account until seven calendar days have elapsed since his most recent sell or underperform recommendation for that security or related derivative security (including the removal of a security from the portfolio of Putnam Research Fund).
COMMENTS
• This Rule applies to portfolio managers (including Chief Investment Officers with respect to accounts they manage) in connection with any purchase, no matter how small, in any client account managed by that portfolio manager or CIO (even clone accounts). In particular, it should be noted that the requirements of this rule also apply with respect to transactions in client accounts, including clone accounts, resulting from cash flows. In order to comply with the requirements of this Rule, it is the responsibility of each portfolio manager and CIO to be aware of all transactions in a security by client accounts that he or she manages that took place within the seven days preceding a transaction in that security for his or her personal account.
• This Rule is designed to prevent a Putnam portfolio manager or analyst from engaging in personal investment conduct that appears to be counter to the investment strategy she is pursuing or recommending on behalf of a Putnam client.
Rule 4: Contra-Trading Rule
(a)Portfolio Managers: No portfolio manager shall, without prior clearance and written approval, sell out of his personal account securities or related derivative securities held in any Putnam client portfolio that he manages or co-manages.
(b)Chief Investment Officers: No Chief Investment Officer shall, without prior clearance and written approval, sell out of his personal account securities or related derivative securities held in any Putnam client portfolio managed in his investment group.
IMPLEMENTATION
A. Individuals Authorized to Give Approval. Prior to engaging in any such sale, a portfolio manager shall seek written approval of the proposed sale. In the case of a portfolio manager, prior written approval of the proposed sale shall be obtained from a Chief Investment Officer to whom he reports or, in his absence, another Chief Investment Officer. In the case of a Chief Investment Officer, prior written approval of the proposed sale shall be obtained from another Chief Investment Officer. In addition to the foregoing, prior written approval must also be obtained from the Code of Ethics Officer.
B. Contents of Written Approval. In every instance, use either the attached form of written approval known as “Appendix C” in this Booklet or such other form as the Code of Ethics Officer shall designate. The written approval should be signed by the Chief Investment Officer giving approval and dated when such approval was given, and shall state, briefly, the reasons why the trade was allowed and why the investment conduct pursued by the portfolio manager or Chief Investment Officer was deemed inappropriate for the Putnam client account controlled by the individual seeking to engage in the transaction for his personal account. Such written approval shall be sent by the Chief Investment Officer approving the transaction to the Code of Ethics Officer, for her approval, within 24 hours or as promptly as circumstances permit. Approvals obtained after a transaction has been completed, or while it is in process, will not satisfy the requirements of this Rule.
COMMENT
This Rule, like Rule 3 of this section, is designed to prevent a Putnam portfolio manager from engaging in personal investment conduct that appears to be counter to the investment strategy that he is pursuing on behalf of a Putnam client.

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Rule 5: No Personal Benefit
No portfolio manager shall cause, and no analyst shall recommend, a Putnam client to take action for the portfolio manager’s or analyst’s own personal benefit.
COMMENTS
• A portfolio manager who trades in, or an analyst who recommends, particular securities for a Putnam client account in order to support the price of securities in his personal account, or who “front runs” a Putnam client order is in violation of this Rule. Portfolio managers and analysts should be aware that this Rule is not limited to personal transactions in securities (as that word is defined in the Definitions section). Thus, a portfolio manager or analyst who front runs a Putnam client purchase or sale of obligations of the U.S. government is in violation of this Rule. U.S. government obligations are excluded from the definition of security.
• This Rule is not limited to instances when a portfolio manager or analyst has malicious intent. It also prohibits conduct that creates an appearance of impropriety. Portfolio managers and analysts who have questions about whether proposed conduct creates an appearance of impropriety should seek a prior written determination from the Code of Ethics Officer, using the procedures described in Section VI.
Section III — General Rules for All Employees
Rule 1: Compliance with All Laws, Regulations, and Policies
All employees must comply with applicable laws and regulations as well as company policies. This includes tax, anti-trust, political contribution, and international boycott laws. In addition, no employee at Putnam may engage in fraudulent conduct of any kind.
COMMENTS
• Putnam may report to the appropriate legal authorities conduct by Putnam employees that violates this Rule.
• It should also be noted that the U.S. Foreign Corrupt Practices Act makes it a criminal offense to make a payment or offer of payment to any non-U.S. governmental official, political party, or candidate to induce that person to affect any governmental act or decision, or to assist Putnam’s obtaining or retaining business.
Rule 2: Conflicts of Interest
No Putnam employee shall conduct herself in a manner that is contrary to the interests of, or in competition with, Putnam or a Putnam client, or that creates an actual or apparent conflict of interest with a Putnam client.
COMMENTS
• This Rule is designed to recognize the fundamental principle that Putnam employees owe their chief duty and loyalty to Putnam and Putnam clients.
• It is expected that a Putnam employee who becomes aware of an investment opportunity that she believes is suitable for a Putnam client whom she services will present it to the appropriate portfolio manager prior to taking advantage of the opportunity herself.
Rule 3: Gifts and Entertainment Policy
No Putnam employee shall accept anything of material value from any broker-dealer, financial institution, corporation, or other entity; any existing or prospective supplier of goods or services with a business

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relationship to Putnam; or any company or other entity whose securities are held in or are being considered as investments for the Putnam funds, or any other client account. Included are gifts, favors, preferential treatment, special arrangements, or access to special events.
COMMENTS
This Rule is intended to permit the acceptance of only proper types of customary and limited business amenities.
A Putnam employee may not, under any circumstances, accept anything that could create the appearance of a conflict of interest. For example, acceptance of any consideration is prohibited if it would create the appearance of a reward or inducement for conducting Putnam business either with the person providing the gift or his employer.
IMPLEMENTATION
A. Gifts. An employee may not accept gifts with an aggregate value of more than $100 in any year from any one source, i.e., entity or firm. Any Putnam employee who is offered or receives an item exceeding $100 in value must report the details to the Code of Ethics Officer and surrender or return the gift. Any entertainment event provided to an employee where the host is not in attendance is treated as a gift and is subject to the $100 per year per source limit.
B. Entertainment. Putnam’s rules are designed to permit reasonable, ordinary business entertainment, but prohibit any events that may be perceived as extravagant or that involve lavish expenditures.
1. Occasional lunches, dinners, cocktail parties, or comparable gatherings conducted for business purposes are permitted.
For example, occasional attendance at group functions sponsored by sell-side firms is permitted where the function relates to investments or other business activity. Occasional attendance at these functions is not required to be counted against the limits described in section (B)(2) below.
2. Other entertainment events, such as sporting events, theater, movies, concerts, or other forms of entertainment conducted for business purposes, are permitted only under the following conditions: (i) The host must be present for the event.
(ii) The location of the event must be in the metropolitan area in which the office of the employee is located. For wholesalers, the wholesaler’s entire territory is considered to be his or her metropolitan area.
(iii)Spouses or other family members of the employee may not attend the entertainment event or any meals before or after the entertainment event.
(iv)The value of the entertainment event provided to the employee may not exceed $200, not including the value of any meals that may be provided to the employee before or after the event.
Acceptance of entertainment events that have a market value materially exceeding the face value of the entertainment, which includes, for example, attendance at sporting event playoff games, is prohibited. This prohibition applies even if the face value of tickets to the events is $200 or less or if the Putnam employee offers to pay for the tickets. If there is any ambiguity about whether to accept an entertainment event in these circumstances, please consult the Code of Ethics Officer.
(v) The employee may not accept entertainment events under this provision in section (B)(2) more than six times a year and not more than two times in any year from any single source.
(vi)The Code of Ethics Officer may grant exceptions to these rules. For example, it may be appropriate for an employee attending a legitimate conference in a location away from the office to attend a business entertainment event in that location. All exceptions must be approved in advance by written request to the Code of Ethics Officer.

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3. Any employee participating in meals or entertainment under the provisions in sections (B)(1) or (B)(2) above must report the meal or event in PTA within 20 business days (events are subject to the limits of section (B)(2) above). However, the reporting rules do not apply if meals or events are part of the regular program at an investment conference, i.e., open to all participants.
Planned absences, i.e., vacations, leaves (other than certain medical leaves) or business trips, are not valid excuses for providing late reports. Failure to meet the deadline violates the Code’s rule, and sanctions may be imposed.
C. The following items are prohibited:
1. Any entertainment event attendance that would reflect badly on Putnam as a firm of the highest fiduciary and ethical standards. For example, events involving adult entertainment or gambling must be avoided.
2. Entertainment involving travel away from the metropolitan area in which the employee is located. Even if an exception is granted as discussed in section (B)(2)(vi) above, payment by a third party of the cost of transportation to a location outside the employee’s metropolitan area, lodging while in another location, and any meals not specifically approved by the Code of Ethics officer are prohibited.
3. Personal loans to a Putnam employee on terms more favorable than those generally available for comparable credit standing and collateral.
4. Preferential brokerage or underwriting commissions or spreads or allocations of shares or interests in an investment for the personal account of a Putnam employee.
D. As with any of the provisions of the Code of Ethics, a sincere belief by the employee that he was acting in accordance with the requirements of this Rule will not satisfy his obligations under the Rule. Therefore, an employee who is in doubt concerning the propriety of any gift or favor should seek a prior written determination from the Code of Ethics Officer, as provided in Section VI.C.
E. No Putnam employee may solicit any gift or entertainment from any person, even if the gift or entertainment, if unsolicited, would be permitted.
F. The Rule does not prohibit employees on business travel from using local transportation and arrangements customarily supplied by brokers or similar entities. For example, it is customary for brokers in developing markets to make local transportation arrangements. These arrangements are permitted so long as the expenses of lodging and air travel are paid by Putnam.
G. Putnam Retail Management (PRM) employees are subject to additional Financial Industry Regulatory Authority (FINRA) rules on gifts and entertainment, which can be found in the PRM Compliance Manual.
Rule 4: Anti-bribery/Kickback Policy
No Putnam employee shall pay, offer, or commit to pay any amount of consideration that might be, or appear to be, a bribe or kickback in connection with Putnam’s business.
COMMENT
Although the Rule does not specifically address political contributions (described in Rule 5), Putnam employees should be aware that it is against corporate policy to use company assets to fund political contributions of any sort, even where such contributions may be legal. No Putnam employee should offer or agree to make any political contributions (including political dinners and similar fundraisers) on behalf of Putnam, and no employee will be reimbursed by Putnam for such contributions made by the employee personally.
Rule 5: Political Activities, Contributions, Solicitations, and Lobbying Policy

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A. Corporate Contributions. Political activities of corporations such as Putnam are highly regulated, and corporate political contributions are prohibited. No corporate assets, funds, facilities, or personnel may be used to benefit any candidate, campaign, political party, or political committee, including contributions made in connection with fundraisers.
1. If employees anticipate that any corporate funds or assets (such as corporate facilities or personnel) may be used in connection with any political volunteer activity, they must obtain pre-approval from the Chief Compliance Officer.
2. Employees should not seek or approve reimbursement from Putnam for any political contribution expenses. Any contributions for which employees seek reimbursement from Putnam are considered contributions by Putnam and are subject to the corporate political contribution requirements.
B. Personal Contributions. Employees have the right to make personal contributions. However, if employees choose to participate in the political process, they must do so as individuals, not as representatives of Putnam.
In certain limited circumstances, individual contributions may raise issues under applicable laws regulating political contributions to public officials, or candidates for official positions, who could be in a position to hire Putnam. As a result, the following rules apply to individual contributions by employees.
1. Prior to making any political contribution to a person or entity with whom Putnam has a current or proposed business relationship, or who can make or influence decisions to engage Putnam to provide services, employees must pre-clear the proposed contribution with the Chief Compliance Officer.
2. Employees may not make contributions to candidates or elected officials for the following offices without prior written approval from the Chief Compliance Officer:
• State or local offices in California, New Jersey, Ohio, West Virginia, or Pennsylvania
• State Treasurer in Connecticut or Vermont
• Any public office in the City of Houston
• Contributions by certain PRM employees to Ohio officials and candidates are also subject to Putnam’s Municipal Securities Rulemaking Board (MSRB) Political Contribution Policy.
C. Government Official. Employees must obtain pre-approval from the Code of Ethics Officer or the Deputy Code of Ethics Officer prior to providing any gift (including meals, entertainment, transportation, or lodging) to any government official or employee.
D. Lobbying. Federal and state law imposes limits and registration requirements on efforts by individuals and companies to influence the passage of legislation or to obtain business from governments. Accordingly, Putnam employees should not engage in any lobbying activities without approval from the Legal and Compliance Department. Lobbying does not include solicitation of investment management business through the ordinary course of business, such as responding to a Request For Proposal (RFP).
For additional detail on entertainment and lobbying of elected officials, please refer to the State Regulation Governing Meals, Entertainment, Gifts — Lobbying Policy found on the Chief Compliance Officer’s Compliance site via Putnam’s intranet home page at http://intranet or contact the Legal and Compliance Department.
COMMENTS
• Putnam has established a political action committee (PAC) that contributes to worthy candidates for political office. Any request received by a Putnam employee for a political contribution must be directed to Putnam’s Legal and Compliance Department.

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• This Rule prohibits solicitation on personal letterhead by Putnam employees except as approved by the Code of Ethics Officer.
• Certain officers and employees of Putnam Retail Management (PRM) and other employees involved in Putnam’s College Advantage Section 529 Plan with Ohio Tuition Trust Authority are subject to special rules on political contributions. For questions on these requirements, please call the Director of Compliance for PRM.
Rule 6: Confidentiality of Putnam Business Information
No unauthorized disclosure may be made by any employee or former employee of any trade secrets or proprietary information of Putnam or of any confidential information. No information regarding any Putnam client portfolio, actual or proposed securities trading activities of any Putnam client, or Putnam research shall be disclosed outside the Putnam organization unless doing so has a valid business purpose and is in accord with relevant procedures established by Putnam relating to such disclosures.
COMMENT
All information about Putnam and Putnam clients is strictly confidential. Putnam research information should not be disclosed without proper approval and never for personal gain.
Rule 7: Positions Outside Putnam
No Putnam employee shall serve as employee, officer, director, trustee, or general partner of a corporation or entity other than Putnam, without prior written approval of the Code of Ethics Officer. Requests for a role at a publicly traded company are especially disfavored and are closely reviewed. Permission will be granted only in extenuating circumstances. (See also Section IV, Rule 5.)
IMPLEMENTATION
A. All employees must provide a written request seeking approval from the Code of Ethics Officer if they wish to serve as an employee, officer, director, trustee, or general partner of a corporation or entity other than Putnam. The details of the position outside Putnam must be disclosed in PTA. Click on Certifications/Disclosures/Positions Outside Putnam/start/complete each question/click Submit. A determination will be sent via e-mail.
B. FINRA-licensed employees under PRM also have an obligation to disclose outside positions, new or terminated, in PTA as well.
C. Upon hire, all employees who also hold an outside position must complete a disclosure request in PTA to continue to hold the position.
EXCEPTION
Charitable or Non-profit Exception. Putnam employees may serve as an officer, director, or trustee of a charitable or not-for-profit institution, provided that the employee abides by the Code of Ethics and the Policy Statements with respect to any investment activity for which she has any discretion or input as officer, director, or trustee. The pre-clearance and reporting requirements of the Code of Ethics do not apply to the trading activities of such charitable or not-for-profit institutions for which an employee serves as an officer, director, or trustee unless the employee is responsible for day-to-day portfolio management of the account.
COMMENTS
• This Rule is designed to ensure that Putnam cannot be deemed an affiliate of any issuer of securities by virtue of service by one of its officers or employees as director or trustee.
• Positions with public companies are especially problematic and will normally not be approved.

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• Certain charitable or not-for-profit institutions have assets (such as endowment funds or employee benefit plans) that require prudent investment. To the extent that a Putnam employee (because of her position as officer, director, or trustee of an outside entity) is charged with responsibility to invest such assets prudently, she may not be able to discharge that duty while simultaneously abiding by the spirit of the Code of Ethics and the Policy Statements. Employees are cautioned that they should not accept service as an officer, director, or trustee of an outside charitable or not-for-profit entity where such investment responsibility is involved, without seriously considering their ability to discharge their fiduciary duties with respect to such investments.
Rule 8: Role as Trustee or Fiduciary Outside of Putnam Investments
No Putnam employee shall serve as a trustee, an executor, a custodian, or any other fiduciary, or as an investment advisor or counselor for any account outside Putnam.
EXCEPTIONS
A. Charitable or Religious Exception. Putnam employees may serve as a fiduciary with respect to a religious or charitable trust or foundation, so long as the employee abides by the spirit of the Code of Ethics and the Policy Statements with respect to any investment activity over which he has any discretion or input. The pre-clearance and reporting requirements of the Code of Ethics do not apply to the trading activities of such a religious or charitable trust or foundation unless the employee is responsible for day-to-day portfolio management of the account.
B. Family Trust or Estate Exception. Putnam employees may serve as a fiduciary with respect to a family trust or estate, as long as the employee abides by all of the Rules of the Code of Ethics with respect to any investment activity over which he has any discretion.
COMMENT
The roles permissible under this Rule may carry with them the obligation to invest assets prudently. Once again, Putnam employees are cautioned that they may not be able to fulfill their duties in that respect while abiding by the Code of Ethics and the Policy Statements.
Rule 9: Investment Clubs
No Putnam employee may be a member of any investment club.
COMMENT
This Rule guards against the danger that a Putnam employee may be in violation of the Code of Ethics and the Policy Statements by virtue of his personal securities transactions in or through an entity that is not bound by the restrictions imposed by this Code of Ethics and the Policy Statements. Please note that this restriction also applies to the spouse of a Putnam employee and any relatives of a Putnam employee living in the same household as the employee, as their transactions are covered by the Code of Ethics. (See pages 1 and 6.)
Rule 10: Business Negotiations for Putnam Investments
No Putnam employee may become involved in a personal capacity in consultations or negotiations for corporate financing, acquisitions, or other transactions for outside companies (whether or not held by any Putnam client), nor negotiate nor accept a fee in connection with these activities without obtaining the prior written permission of the Chief Executive Officer of Putnam Investments.
Rule 11: Accurate Records
No employee may create, alter, or destroy (or participate in the creation, alteration, or destruction of) any record that is intended to mislead anyone or to conceal anything that is, or is reasonably believed to be,

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improper. In addition, all employees responsible for the preparation, filing, or distribution of any regulatory filings or public communications must ensure that such filings or communications are timely, complete, fair, accurate, and understandable.
COMMENTS
• In many cases, this is not only a matter of company policy and ethical behavior but also required by law. Our books and records must accurately reflect the transactions represented and their true nature. For example, records must be accurate as to the recipient of all payments; expense items, including personal expense reports, must accurately reflect the true nature of the expense. No unrecorded fund or asset shall be established or maintained for any reason.
• All financial books and records must be prepared and maintained in accordance with generally accepted accounting principles and Putnam’s existing accounting controls, to the extent applicable.
Rule 12: Family Members’ Conflict Policy
No employee or member of an employee’s immediate family shall have any direct or indirect personal financial interests in companies that do business with Putnam, unless such interest is disclosed and approved by the Code of Ethics Officer. Investment holdings in public companies that are not material to the employee are excluded from this prohibition. The Code also provides more detailed supplemental rules to address potential conflicts of interests that may arise if members of employees’ families are closely involved in doing business with Putnam.
Corporate Purchase of Goods and Services — Putnam will not acquire goods and services from any firm in which a member of an employee’s immediate family serves as the sales representative in a senior management capacity or has an ownership interest with the supplier firm (excluding normal investment holdings in public companies) without permission from the Director of Procurement and the Code of Ethics Officer. Any employee who is aware of a proposal to purchase goods and services from a firm at which a member of the employee’s immediate family meets one of the previously mentioned conditions must notify the Director of Procurement and the Code of Ethics Officer.
Portfolio Trading — Putnam will not allocate any trades for a portfolio to any firm that employs a member of an employee’s immediate family as a sales representative to Putnam (in a primary, secondary, or backup role). Any Putnam employee who is aware that an immediate family member serves as a broker-dealer’s sales representative to Putnam should inform the Code of Ethics Officer.
Definition of Immediate Family (specific to Rule 12) — “Immediate family” of an employee means (1) spouse or domestic partner of the employee, (2) any child, sibling, or parent of an employee and any person married to a child, sibling, or parent of an employee, and (3) any other person who lives in the same household as the employee.
Rule 13: Affiliated Entities
Non-Putnam affiliates (NPAs), listed below in the last comment, provide investment advisory services. No employee shall:
(a)Directly or indirectly seek to influence the purchase, retention or disposition of, or exercise of voting consent, approval, or similar rights with respect to any portfolio security in any account or fund advised by the NPA and not by Putnam;
(b)Transmit any information regarding the purchase, retention or disposition of, or exercise of voting, consent, approval, or similar rights with respect to any portfolio security held in a Putnam or NPA client account to any personnel of the NPA;

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(c)Transmit any trade secrets, proprietary information, or confidential information of Putnam to the NPA unless doing so has a valid business purpose and is in accord with any relevant procedures established by Putnam relating to such disclosures;
(d)Use confidential information or trade secrets of the NPA for the benefit of the employee, Putnam, or any other NPA; or
(e)Breach any duty of loyalty to the NPA derived from the employee’s service as a director or officer of the NPA.
COMMENTS
• Sections (a) and (b) of the Rule are designed to help ensure that the portfolio holdings of Putnam clients and clients of the NPA need not be aggregated for purposes of determining beneficial ownership under Section 13(d) of the Securities Exchange Act or applicable regulatory or contractual investment restrictions that incorporate such definition of beneficial ownership. Persons who serve as directors or officers of both Putnam and an NPA should take care to avoid even inadvertent violations of Section (b). Section (a) does not prohibit a Putnam employee who serves as a director or officer of the NPA from seeking to influence the modification or termination of a particular investment product or strategy in a manner that is not directed at any specific securities. Sections (a) and (b) do not apply when a Putnam affiliate serves as an advisor or sub-advisor to the NPA or one of its products, in which case normal Putnam aggregation rules apply.
• As a separate entity, any NPA may have trade secrets or confidential information that it would not choose to share with Putnam. This choice must be respected.
• When Putnam employees serve as directors or officers of an NPA, they are subject to common law duties of loyalty to the NPA, despite their Putnam employment. In general, this means that when performing their duties as NPA directors or officers, they must act in the best interest of the NPA and its shareholders. Putnam’s Legal and Compliance Department will assist any Putnam employee who is a director or officer of an NPA and has questions about the scope of his or her responsibilities to the NPA.
• Entities that are currently non-Putnam affiliates within the scope of this Rule are: Nissay Asset Management Co., Ltd., LP and PanAgora Asset Management, Inc. (“PanAgora”).
• Putnam and PanAgora also maintain an information barrier between the investment professionals of each organization regarding investment and trading information.
Rule 14: Computer Systems and Network Use Policy
No employee shall use computers, the Internet, e-mail, instant messaging, phones, fax machines and/or the mail service in a manner that is inconsistent with their use as set forth in Putnam’s Employee Handbook. No employee shall introduce a computer virus or computer code that may result in damage to Putnam’s information or computer systems.
All Putnam business must be conducted on Putnam e-mail and instant messaging accounts in order to comply with regulatory and record-retention requirements. Conducting Putnam-related business through personal accounts such as Yahoo, AOL, Hotmail, etc., is prohibited.
COMMENT
Putnam’s policy statements relating to these matters are contained in the Computer System and Network Responsibilities section within the Employee Handbook. The online Employee Handbook is also available directly on Putnam’s intranet site at: http://intranet/employee_handbook .
Rule 15: CFA Institute Code of Ethics and Standards of Professional Conduct

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All employees must follow and abide by the spirit of the Code of Ethics and the Standards of Professional Conduct of the CFA Institute. The text of the CFA Institute Code of Ethics and Standards of Professional Conduct are set forth in Appendix D.
Rule 16: Privacy Policy
Except as provided below, no employee may disclose to any outside organization or person any non-public personal information about any individual who is a current or former shareholder of any Putnam retail or institutional fund, or current or former client of a Putnam company. All employees shall follow the security procedures as established from time to time by a Putnam company to protect the confidentiality of all shareholder and client account information.
Except as Putnam’s Legal and Compliance Department may expressly authorize, no employee shall collect any non-public personal information about a prospective or current shareholder of a Putnam fund or prospective or current client of a Putnam company, other than through an account application (or corresponding information provided by the shareholder’s financial representative) or in connection with executing shareholder or client transactions, nor shall any information be collected other than the following: name, address, telephone number, date of birth, Social Security number, and investment, broker, and transaction information.
EXCEPTIONS
A. Putnam Employees. Non-public personal information may be disclosed to a Putnam employee in connection with processing transactions or maintaining accounts for shareholders of a Putnam fund and clients of a Putnam company, to the extent that access to such information is necessary to the performance of that employee’s job functions.
B. Shareholder Consent Exception. Non-public personal information about a shareholder’s or client’s account may be provided to a non-Putnam organization at the specific request of the shareholder or client or with the shareholder’s or client’s prior written consent.
C. Broker or Advisor Exception. Non-public personal information about a shareholder’s or client’s account may be provided to the shareholder’s or client’s broker of record.
D. Third-Party Service Provider Exception. Non-public personal information may be disclosed to a service provider that is not affiliated with a Putnam fund or Putnam company only when such disclosure is necessary for the service provider to perform the specific services contracted for, and only (a) if the service provider executes Putnam’s standard confidentiality agreement, or (b) pursuant to an agreement containing a confidentiality provision that has been approved by the Legal and Compliance Department. Examples of such service providers include proxy solicitors and proxy vote tabulators, mail services, and providers of other administrative services, and Information Services Division consultants who have access to non-public personal information.
COMMENTS
• Non-public personal information is any information that personally identifies a shareholder of a Putnam fund or client of a Putnam company and is not derived from publicly available sources. This privacy policy applies to shareholders or clients who are individuals, not institutions. However, as a general matter, all information that we receive about a shareholder of a Putnam fund or client of a Putnam company shall be treated as confidential. No employee may sell or otherwise provide shareholder or client lists or any other information relating to a shareholder or client to any marketing organization.
• All Putnam employees with access to shareholder or client account information must be trained in and follow Putnam’s security procedures designed to safeguard that information from unauthorized use. For example, a telephone representative must be trained in and follow Putnam’s security procedures to verify the identity of a caller requesting account information.

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• Any questions regarding this privacy policy should be directed to Putnam’s Legal and Compliance Department. A violation of this policy will be subject to the sanctions imposed for violations of Putnam’s Code of Ethics.
• Employees must report any violation of this policy or any possible breach of the confidentiality of client information, whether intentional or accidental, to the managing director in charge of the employee’s business unit. Managing directors who are notified of such a violation or possible breach must immediately report it in writing to Putnam’s Chief Compliance Officer and, in the event of a breach of computerized data, Putnam’s Chief Technology Officer.
Rule 17: Anti-money Laundering Policy
No employee may engage in any money laundering activity or facilitate any money laundering activity through the use of any Putnam account or client account. Any situations giving rise to a suspicion that attempted money laundering may be occurring in any account must be reported immediately to the managing director in charge of the employee’s business unit. Managing directors who are notified of such a suspicion of money laundering activity must immediately report it in writing to Putnam’s Chief Compliance Officer and Chief Financial Officer.
Rule 18: Record Retention
All employees must comply with the record retention requirements applicable to the business unit. Employees should check with their managers or the Chief Administrative Officer of their division to determine what record retention requirements apply to their business unit.
For PIL employees, the Code of Ethics incorporates any relevant requirements of the U.K. regulator, the Financial Services Authority (FSA), and will be amended from time to time to reflect any U.K. regulatory changes as required.
Section IV — Reporting Requirements
Reporting of Personal Securities Transactions
Rule 1: Broker Confirmations and Statements
Each Putnam employee shall ensure that copies of all confirmations for securities transactions for personal brokerage accounts, and brokerage account statements are sent to the Legal and Compliance Department Code of Ethics Administrator. (For the purpose of this Rule, securities shall also include ETFs, futures, and other derivatives on broad-based market indexes excluded from the pre-clearance requirement.) Statements and confirmations are required for Putnam funds not held at Putnam or in a Putnam retirement plan, as well as for U.S. mutual funds sub-advised by Putnam.
Putnam employees must disclose their brokerage accounts in the PTA system and complete all required information, which will facilitate the instructions to the broker.
IMPLEMENTATION
A. Putnam employees should contact the Code of Ethics Administrator for a 407 letter instructing the broker to mail copies of confirmations and statements directly to Putnam. It is the employees’ responsibility to follow up with the broker on a reasonable basis to ensure that instructions are being followed.
B. Upon hire and within a designated time frame, Putnam employees are required to establish their broker profiles in PTA.

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C. Specific procedures apply to employees of PIL. Employees of PIL should contact the London Code of Ethics Administrator.
D. Failure of a broker-dealer to comply with the instructions of a Putnam employee to send confirmations and statements shall be a violation by the Putnam employee of this Rule. Similarly, failure by an employee to report the existence of a personal account and, if the account is opened after joining Putnam, failure to obtain proper authorization to establish the account shall be a violation of this Rule.
E. Statements and confirmations must also be sent for members of an employee’s immediate family, including statements from a family member’s 401(k)/Profit Sharing Plan at another employer.
F. Employees are not required to provide broker confirmations and statements for MMC transactions in Putnam’s 401(k)/Profit Sharing and Stock Purchase Plan accounts because we rely on internal reporting.
COMMENTS
• Transactions for personal accounts are defined broadly to include more than transactions in accounts under an employee’s own name. (See Definitions.)
• Statements and confirmations are required for all personal securities transactions, whether or not exempted or excepted by this Code.
• To the extent that a Putnam employee has investment authority over securities transactions of a family trust or estate, confirmations of those transactions must also be made, unless the employee has received a prior written exception from the Code of Ethics Officer.
Rule 2: Access Person — Quarterly Transaction Report
Every Access Person shall file a quarterly report within fifteen calendar days of the end of each quarter, recording all purchases and sales of securities for personal accounts as defined in the Definitions section. (For the purpose of this Rule, reportable “securities” also include exchange-traded funds (ETFs), futures, and any option on a security or securities index, including broad-based market indexes excluded from the pre-clearance requirement, and transactions in Putnam open-end funds if the account for the Putnam funds is not held at Putnam or in a Putnam retirement plan and for transactions in U.S. mutual funds sub-advised by Putnam.)
IMPLEMENTATION
It is mandatory that all Access Persons file a quarterly transaction report in the PTA online system. The form shall contain a representation that employees have complied fully with all provisions of the Code of Ethics.
The date for each transaction required to be disclosed in the quarterly report is the trade date for the transaction, not the settlement date.
Planned absences, i.e., vacations, leaves (other than certain medical leaves), or business trips, are not valid excuses for providing late reports. Failure to meet the deadline violates the Code’s rules and sanctions may be imposed.
COMMENT
If the requirement to file a quarterly report applies to you and you fail to report within the required 15-day period, monetary fines or harsher sanctions will be imposed. It is the responsibility of the employee to request an early report if he has knowledge of a planned absence, i.e., vacation, business trip, or leave.
Rule 3: Access Person — Initial/Annual Holdings Report

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Access Persons must disclose their personal securities holdings in the Code of Ethics monitoring system, PTA, upon commencement of employment (within ten days of hire) and thereafter on an annual basis. These SEC requirements are mandatory and designed to facilitate the monitoring of personal securities transactions. Putnam’s Code of Ethics Administrator provides Access Persons with instructions regarding their submissions and certifications of these reports in PTA.
Non — Access Persons must disclose their brokerage accounts within 30 days of hire.
Rule 4: Certifications
All employees are required to submit a certification in PTA annually attesting to compliance with all of the conditions of the Code of Ethics.
Rule 5: Positions Outside Putnam
The details of a position outside Putnam must be disclosed in PTA under Certifications/Disclosures/Positions Outside Putnam. (See Section III, Rule 7.)
Rule 6: Business Ethics
If a Putnam employee suspects that fraudulent, illegal, or other irregular activity (including violations of the Code of Ethics) might be occurring at Putnam, the activity should be reported immediately to the managing director in charge of that employee’s business unit. Managing directors who are notified of any such activity must immediately report it in writing to Putnam’s Chief Financial Officer and Putnam’s Chief Compliance Officer.
An employee who does not feel comfortable reporting this activity to the managing director may instead contact the Chief Compliance Officer, the Putnam Ethics hotline at 1-808-475-4210, or Putnam’s Ombudsman.
Rule 7: Ombudsman
Putnam has established the office of the corporate ombudsman as a resource to help employees address legal or ethical issues in the workplace and to allow employees to voice concerns or seek clarity on issues. The Ombudsman provides a confidential, independent, and impartial source to employees to discuss potential violations of law or of company standards without fear of retribution, and serves as a neutral party with no vested interest in a particular outcome. The Ombudsman is available on an anonymous basis by calling 1-866-ombuds7 (866-662-8377) or by calling 1-617-760-8897.
Section V — Education Requirements
Every Putnam employee has an obligation to fully understand the rules and requirements of the Code of Ethics.
Rule 1: Distribution of Code
A copy of the Code of Ethics will be distributed to every Putnam employee at least annually. All Access Persons will be required to certify annually that they have read, understood, and will comply with the provisions of the Code of Ethics, including the Code’s Policy Statement Concerning Insider Trading Prohibitions.
Rule 2: Annual Training Requirement
Every employee will be required to complete training on Putnam’s Code of Ethics on an annual basis.

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Section VI — Compliance and Appeal Procedures
A. Restricted List
No employee may engage in a personal securities transaction without prior clearance.
B. Consultation of Restricted List
It is the responsibility of each employee to pre-clear through PTA or consult with the Code of Ethics Administrator, prior to engaging in a personal securities transaction, to determine if the security he proposes to trade is on the Restricted List and, if so, whether it is subject to the Large-/Mid-Cap Exemption.
C. Request for Determination
An employee who has a question concerning the applicability of the Code of Ethics to a particular situation shall request a determination from the Code of Ethics Officer before engaging in the conduct or personal securities transaction about which he has a question.
If the question pertains to a personal securities transaction, the request shall state for whose account the transaction is proposed, the relationship of that account to the employee, the security proposed to be traded, the proposed price and quantity, the entity with whom the transaction will take place (if known), and any other information or circumstances of the trade that could have a bearing on the Code of Ethics Officer’s determination. If the question pertains to other conduct, the request for determination shall give sufficient information about the proposed conduct to assist the Code of Ethics Officer in ascertaining the applicability of the Code. In every instance, the Code of Ethics Officer may request additional information, and may decline to render a determination if the information provided is insufficient.
The Code of Ethics Officer shall make every effort to render a determination promptly.
No perceived ambiguity in the Code of Ethics shall excuse any violation. Any person who believes the Code to be ambiguous in a particular situation should request a determination from the Code of Ethics Officer.
D. Request for Ad Hoc Exemption
Any employee who wishes to obtain an ad hoc exemption under Section I.D., Rule 2, should request from the Code of Ethics Officer an exemption in writing in advance of the conduct or transaction sought to be exempted. In the case of a personal securities transaction, the request for an ad hoc exemption shall give the same information about the transaction required in a request for determination under Section VI.C., and should state why the proposed personal securities transaction would be unlikely to affect a highly institutional market, or is unrelated economically to securities to be purchased, sold, or held by any Putnam client. In the case of other conduct, the request shall give information sufficient for the Code of Ethics Officer to ascertain whether the conduct raises questions of propriety or conflict of interest, real or apparent.
The Code of Ethics Officer shall make reasonable efforts to promptly render a written determination concerning the request for an ad hoc exemption.
E. Appeal to Code of Ethics Officer with Respect to Restricted List
If an employee ascertains that a security that he wishes to trade for his personal account appears on the Restricted List, and thus the transaction is prohibited, he may appeal the prohibition to the Code of Ethics Officer by submitting a written memorandum containing the same information as would be required in a

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request for a determination. The Code of Ethics Officer shall make every effort to respond to the appeal promptly.
F. Information Concerning Identity of Compliance Personnel
The names of Code of Ethics personnel are available by contacting the Legal and Compliance Department and will be published on Putnam’s intranet site.
Section VII — Sanctions
Sanction Guidelines
The Code of Ethics Oversight Committee is responsible for setting sanctions policies for violating the Code. The Committee has adopted the following minimum monetary sanctions for violations of the Code. These sanctions apply even if the exception results from inadvertence rather than intentional misbehavior. The Code of Ethics Officer is authorized to impose the minimum sanction on employees without further Committee action. However, the sanctions noted below are only minimums and the Committee reserves the right to impose additional sanctions such as higher monetary sanctions, trading bans, suspension, or termination of employment as it determines to be appropriate.
A. The minimum sanction per violation of the following Rules is disgorgement of any profits or payment of avoided losses and the following payments:
Section I.A., Rule 1 (Pre-clearance and Restricted List) Section I.B., Rule 1 (Short selling) Section I.B., Rule 2 (IPOs) Section I.B., Rule 3 (Private Placements) Section I.B., Rule 4 (Trading with Inside Information) Section I.B., Rules 6-8 (Holding and Trading of Putnam Funds) Section II, Rule 2 (7-Day Rule) Section II, Rule 3 (Blackout Rule) Section II, Rule 4 (Contra-Trading Rule) Section II, Rule 5 (Trading for Personal Benefit)

Officer Level	SMD/MD	SVP/VP	AVP/non-officer
1st violation	$500	$250	$50
2nd violation	$1,000	$500	$100
3rd violation	Minimum monetary sanction as above with ban on all new personal individual investments.
B. The minimum sanction for violations of all other Rules in the Code is as follows:

Officer Level	SMD/MD	SVP/VP	AVP/non-officer
1st violation	$100	$50	$25
Subsequent violation	$200	$100	$50
The reference period for determining whether a violation is initial or subsequent will be five years.

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NOTE
The Committee’s belief that an employee has violated the Code of Ethics intentionally will result in more severe sanctions than outlined in the guidelines above. The Code of Ethics Oversight Committee retains the right to increase or decrease the sanctions for a particular violation in light of the circumstances.
Appendix A — Insider Trading Prohibitions Policy Statement
Putnam has always forbidden trading by its employees on material non-public information (inside information). Tough federal laws make it important for Putnam to state that prohibition in the strongest possible terms, and to establish, maintain, and enforce written policies and procedures to prevent the use of material non-public information.
Unlawful trading while in possession of inside information can be a crime. Federal law provides that an individual convicted of trading on inside information may go to jail for a period of time. There is also significant monetary liability for an inside trader; the Securities and Exchange Commission can seek a court order requiring a violator to pay back profits, as well as penalties substantially greater than those profits. In addition private plaintiffs can seek recovery for harm suffered by them. The inside trader is not the only subject to liability. In certain cases, controlling persons of inside traders, including supervisors of inside traders or Putnam itself, can be liable for large penalties.
Section I. of this Policy Statement contains rules concerning inside information. Section II. contains a discussion of what constitutes unlawful insider trading.
Neither material non-public information nor unlawful insider trading is easy to define. Section II. of this Policy Statement gives a general overview of the law in this area. However, the legal issues are complex and must be resolved by the Code of Ethics Officer. If an employee has any doubt as to whether she has received material non-public information, she must consult with the Code of Ethics Officer prior to using that information in connection with the purchase or sale of a security for his own account or the account of any Putnam client, or communicating the information to others. A simple rule of thumb is if you think the information is not available to the public at large, do not disclose it to others and do not trade securities to which the inside information relates.
An employee aware of, or in possession of, inside information must report it immediately to the Code of Ethics Officer. If an employee has failed to consult the Code of Ethics Officer, Putnam will not excuse employee misuse of inside information on the grounds that the employee claims to have been confused about this Policy Statement or the nature of the information in his possession.
If Putnam determines, in its sole discretion, that an employee has failed to abide by this Policy Statement, or has engaged in conduct that raises a significant question concerning insider trading, he will be subject to disciplinary action, including termination of employment.
There are no exceptions to this policy statement, and no one is exempt.
Appendix A — Definitions: Insider Trading
Code of Ethics Administrator The individual designated by the Code of Ethics Officer to assume responsibility for day-to-day, nondiscretionary administration of this Policy Statement. The Code of Ethics Administrator is Laura Rose.
Code of Ethics Officer The Putnam officer who has been assigned the responsibility of enforcing and interpreting this Code. The Code of Ethics Officer shall be the Chief Compliance Officer or such other person as is designated by the Chief Executive Officer of Putnam Investments. If the Code of Ethics

EX-23.p.15
Officer is unavailable, the Deputy Code of Ethics Officer shall act in his stead. The Code of Ethics Officer is Bob Leveille. The Deputy Code of Ethics Officer is Kathleen Griffin.
Immediate family Spouse, domestic partner, minor children, or other relatives living in the same household as the Putnam employee.
Purchase or sale of a security Any acquisition or transfer of any interest in the security for direct or indirect consideration, including the writing of an option.
Putnam Any or all of Putnam Investments Trust, and its subsidiaries, any one of which shall be a Putnam company.
Putnam client Any client of the Putnam mutual funds, or any advisory, trust, or other client for whom Putnam manages money.
Putnam employee (or employee) Any employee of Putnam.
Security Anything defined as a security under federal law. The term includes any type of equity or debt security, any interest in a business trust or partnership, and any rights relating to a security, such as put and call options, warrants, convertible securities, and securities indexes. (Note: The definition of security in this Insider Trading Prohibitions Policy Statement varies significantly from that in the Code of Ethics. For example, the definition in this Policy Statement specifically includes all securities of any type.)
Transaction for a personal account (or personal securities transaction) Securities transactions: (a) for the personal account of any employee; (b) for the account of a member of the immediate family of any employee; (c) for the account of a partnership in which a Putnam employee or immediate family member is a domestic partner with investment discretion; (d) for the account of a trust in which a Putnam employee or immediate family member is a trustee with investment discretion; (e) for the account of a closely held corporation in which a Putnam employee or immediate family member holds shares and for which he has investment discretion; and (f ) for any account other than a Putnam client account that receives investment advice of any sort from the employee or immediate family member, or as to which the employee or immediate family member has investment discretion. Officers and employees of PIL must also consult the relevant procedures on compliance with U.K. insider dealing legislation set forth in PIL’s Compliance Manual.
Appendix A — Section I: Rules Concerning Inside Information
Rule 1: Inside Information
No Putnam employee shall purchase or sell any security listed on the Inside Information List (the Red List) either for his personal account or for a Putnam client.
IMPLEMENTATION
When an employee seeks clearance in the PTA system for a personal security transaction that is on the Red List, the request will be denied via a message in the PTA system.
COMMENT
This Rule is designed to prohibit any employee from trading a security while Putnam may have inside information concerning that security or the issuer. Every trade, whether for a personal account or for a Putnam client, is subject to this Rule.
Rule 2: Material Non-public Information

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No Putnam employee shall purchase or sell any security, either for a personal account or for the account of a Putnam client, while in possession of material non-public information concerning that security or the issuer, without the prior written approval of the Code of Ethics Officer.
IMPLEMENTATION
In order to obtain prior written approval of the Code of Ethics Officer, a Putnam employee should follow the reporting steps prescribed in Rule 3.
COMMENTS
• Rule 1 concerns the conduct of an employee when Putnam possesses material non-public information. Rule 2 concerns the conduct of an employee who herself possesses material non-public information about a security that is not yet on the Red List.
• If an employee has any question as to whether information she possesses is material and/or non-public information, she must contact the Code of Ethics Officer immediately in accordance with Rule 3 prior to purchasing or selling any security related to the information or communicating the information to others. The Code of Ethics Officer shall have the sole authority to determine what constitutes material non-public information for the purposes of this Policy Statement.
Rule 3: Reporting of Material Non-public Information
Any Putnam employee who believes he is aware of or has received material non-public information concerning a security or an issuer shall immediately report the information to the Code of Ethics Officer, the Deputy Code of Ethics Officer or, in his or her absence, a lawyer in the Putnam Legal and Compliance Department and to no one else. After reporting the information, the Putnam employee shall comply strictly with Rule 2 by not trading in the security without the prior written approval of the Code of Ethics Officer and shall (a) take precautions to ensure the continued confidentiality of the information and (b) refrain from communicating the information in question to any person.
IMPLEMENTATION
A. An employee must communicate any potential material non-public information to the Code of Ethics Officer in a way designed to prevent the spread of such information and must do so prior to purchasing or selling a security or communicating the information to others. Once the employee has reported potential material non-public information to the Code of Ethics Officer, the Code of Ethics Officer will evaluate whether such information constitutes material non-public information, and whether a duty exists that makes use of such information improper. If the Code of Ethics Officer determines either (a) that the information is not material or is public or (b) that use of the information is proper, he will issue a written approval to the employee specifically authorizing trading while in possession of the information, if the employee so requests. If the Code of Ethics Officer determines (a) that the information may be non-public and material and (b) that use of such information may be improper, he will place the security that is the subject of such information on the Red List.
B. An employee who reports potential inside information to the Code of Ethics Officer should expect that the Code of Ethics Officer will need significant information, and time to gather such information, to make the evaluation, including information about (a) the manner in which the employee acquired the information and (b) the identity of individuals to whom the employee has revealed the information, or who have otherwise learned the information. In appropriate situations, the Code of Ethics Officer will normally place the affected security or securities on the Red List pending the completion of his evaluation.
C. If an employee possesses documents, disks, or other materials containing potential inside information, the employee must take precautions to ensure the confidentiality of the information in question. Those precautions include (a) putting documents containing such information out of the view of a casual observer, and (b) securing files containing such documents or ensuring that computer files reflecting such information are secure from viewing by others.

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D. The PTA system will automatically reject requests to pre-clear a purchase or sale of securities of any of the following Putnam affiliates: Great-West Lifeco Inc., Power Financial Corporation, Power Corporation of Canada, and IGM Financial Inc. Any employee wishing to place a trade in one of these companies’ securities must contact the Code of Ethics Officer or the Deputy Code of Ethics Officer to request manual approval of the pre-clearance request. An employee requesting such approval must certify that he or she is not in possession of any material non-public information regarding the company in which he or she is seeking to place a trade. The decision whether or not to grant the pre-clearance request is in the sole discretion of the Code of Ethics Officer and the Deputy Code of Ethics Officer. The Code of Ethics Officer and Deputy Code of Ethics Officer will reject any such request for pre-clearance made by members of Putnam’s Executive Board and certain members of the Chief Financial Officer’s staff from the end of each calendar quarter to the date of announcement of Great-West Lifeco Inc.’s earnings for such quarter.
Appendix A — Section II: Overview of Insider Trading
Introduction
This section of the Policy Statement provides guidelines for employees as to what may constitute inside information. It is possible that in the course of her employment, an employee may receive inside information. No employee should misuse that information, either by trading for her own account or by communicating the information to others.
What constitutes unlawful insider trading?
The basic definition of unlawful insider trading is trading on material non-public information (also called inside information) by an individual who has a duty not to take advantage of the information. The following sections help explain the definition.
What is material information?
Trading on inside information is not a basis for liability unless the information is material. Information is material if a reasonable person would attach importance to the information in determining his course of action with respect to a security. Information that is reasonably likely to affect the price of a company’s securities is material, but effect on price is not the sole criterion for determining materiality. Information that employees should consider material includes, but is not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, reorganization, recapitalization, asset sales, plans to commence a tender offer, merger or acquisition proposals or agreements, major litigation, liquidity problems, significant contracts, and extraordinary management developments.
Material information does not have to relate to a company’s business. For example, a court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a reporter for the Wall Street Journal was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal’s “Heard on the Street” column and whether those reports would be favorable or not.
What is non-public information?
Information is non-public until it has been effectively communicated to, and sufficient opportunity has existed for it to be absorbed by, the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters, the Wall Street Journal , or other publications of general circulation would be considered public.
Who has a duty not to “take advantage” of inside information?

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Unlawful insider trading occurs only if there is a duty not to take advantage of material non-public information. When there is no such duty, it is permissible to trade while in possession of such information. Questions as to whether a duty exists are complex, are fact-specific, and must be answered by a lawyer. If you have any doubt, err on the side of caution.
Insiders and Temporary Insiders Corporate insiders have a duty not to take advantage of inside information. The concept of insider is broad. It includes officers, directors, and employees of a corporation. In addition, a person can be a temporary insider if she enters into a special confidential relationship with a corporation and, as a result, is given access to information concerning the corporation’s affairs. A temporary insider can include, among others, accounting firms, consulting firms, law firms, banks, and the employees of such organizations. Putnam would generally be a temporary insider of a corporation it advises or for which it performs other services, because typically Putnam clients expect Putnam to keep any information disclosed to it confidential.
EXAMPLE
An investment advisor to the pension fund of a large publicly traded corporation, Acme, Inc., learns from an Acme employee that Acme will not be making the minimum required annual contribution to the pension fund because of a serious downturn in Acme’s financial situation. The information conveyed is material and non-public.
COMMENT
Neither the investment advisor, its employees, nor its clients can trade on the basis of that information, because the investment advisor and its employees could be considered temporary insiders of Acme.
Misappropriators Certain people who are not insiders (or temporary insiders) also have a duty not to deceptively take advantage of inside information. Included in this category is an individual who misappropriates (or takes for his own use) material non-public information in violation of a duty owed either to the corporation that is the subject of inside information or some other entity. Such a misappropriator can be held liable if he trades while in possession of that material non-public information.
EXAMPLE
The Chief Investment Officer of Acme, Inc., is aware of Acme’s plans to engage in a hostile takeover of Profit, Inc. The proposed hostile takeover is material and non-public.
COMMENT
The Chief Investment Officer of Acme cannot trade in Profit, Inc.’s stock for his own account. Even though he owes no duty to Profit, Inc., or its shareholders, he owes a duty to Acme not to take advantage of the information about the proposed hostile takeover by using it for his personal benefit.
Tippers and Tippees A person (the tippee) who receives material non-public information from an insider or misappropriator (the tipper) has a duty not to trade while in possession of that information if he knew, or should have known, that the information was provided by the tipper for an improper purpose and in breach of a duty owed by the tipper. In this context, it is an improper purpose for a person to provide such information for personal benefit.
EXAMPLE
The Chief Executive Officer of Acme, Inc., tells his daughter that negotiations concerning a previously announced acquisition of Acme have been terminated. This news is material and, at the time the father tells his daughter, non-public. The daughter sells her shares of Acme.

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COMMENT
The father is a tipper because he has a duty to Acme and its shareholders not to take advantage of the information concerning the breakdown of negotiations, and he has conveyed the information for an improper purpose. The daughter is a tippee and is liable for trading on inside information because she knew, or should have known, that her father was conveying the information to her for his personal benefit, and that her father had a duty not to take advantage of Acme information. A person can be a tippee even if he did not learn the information directly from the tipper, but learned it from a previous tippee.
EXAMPLE
An employee of a law firm that works on mergers and acquisitions learns at work about impending acquisitions. She tells her friend and her friend’s stockbroker about the upcoming acquisitions on a regular basis. The stockbroker tells the brother of a client on a regular basis, who in turn tells two friends, A and B. A and B buy shares of the companies being acquired before the public announcement of the acquisition, and regularly profit from such purchases. A and B do not know the employee of the law firm. They do not, however, ask about the source of the information.
COMMENT
A and B, although they have never heard of the tipper, are tippees because they did not ask about the source of the information, even though they were experienced investors, and were aware that the “tips” they received from this particular source were accurate.
Who can be liable for insider trading?
The categories of individuals discussed above (insiders, temporary insiders, misappropriators, or tippees) can be liable if they trade while in possession of material non-public information.
In addition, individuals other than those who actually trade on inside information can be liable for trades of others. A tipper can be liable if (a) he provided the information in exchange for a personal benefit in breach of a duty, and (b) the recipient of the information (the tippee) traded while in possession of the information.
Most importantly, a controlling person can be liable if the controlling person knew or recklessly disregarded the fact that the controlled person was likely to engage in misuse of inside information and failed to take appropriate steps to prevent it. Putnam is a controlling person of its employees. In addition, certain supervisors may be controlling persons of those employees they supervise.
EXAMPLE
A supervisor of an analyst learns that the analyst has, over a long period of time, secretly received material inside information from Acme, Inc.’s Chief Investment Officer. The supervisor learns that the analyst has engaged in a number of trades for his personal account on the basis of the inside information. The supervisor takes no action.
COMMENT
Even if he is not liable to a private plaintiff, the supervisor can be liable to the Securities and Exchange Commission for a civil penalty of up to three times the amount of the analyst’s profit.
Penalties for insider trading
Penalties for misuse of inside information are severe, both for individuals involved in such unlawful conduct and their employers. A person who violates the insider trading laws can be subject to some or all of the types of penalties below, even if he does not personally benefit from the violation. Penalties include:
• Jail sentences, criminal monetary penalties
• Injunctions permanently preventing an individual from working in the securities industry

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• Injunctions ordering an individual to disgorge profits obtained from unlawful insider trading
• Civil penalties substantially greater than the profit gained or loss avoided by the trader, even if the individual paying the penalty did not trade or did not benefit personally
• Civil penalties for the employer or other controlling person
• Damages in the amount of actual losses suffered by other participants in the market for the security at issue Regardless of whether penalties or money damages are sought by others, Putnam will take whatever action it deems appropriate, including dismissal, if Putnam determines, in its sole discretion, that an employee appears to have committed any violation of this Policy Statement, or to have engaged in any conduct that raises significant questions about whether an insider trading violation has occurred.
Appendix B — Policy Statement Regarding Employee Trades in Shares of Putnam Closed-End Funds
Pre-clearance
Any purchase or sale of Putnam closed-end fund shares by a Putnam employee must be pre-cleared. A list of the closed-end funds can be obtained from the Code of Ethics Administrator.
Reporting
Employees must direct their brokers to provide to the Code of Ethics Administrator duplicate confirmations and statements of all purchases and sales. If you are an access person required to file a quarterly report of all personal securities transactions, you must include all purchases and sales of closed-end fund shares.
Special Rules Applicable to Managing Directors of Putnam Investment Management, LLC, Executive Board, and officers of the Putnam Funds
Please be aware that managing directors of Putnam Investment Management, LLC, Executive Board, the investment manager of the Putnam mutual funds, Putnam Executive Board members, and officers of the Putnam Funds will not receive clearance to engage in any combination of purchase and sale, or sale and purchase, of the shares of a given closed-end fund within six months of each other. Therefore, purchases should be made only if you intend to hold the shares more than six months; no sales of fund shares should be made if you intend to purchase additional shares of that same fund within six months.
Certain forms are also required to be filed with the Securities and Exchange Commission in connection with purchases and sales of Putnam closed-end funds. You will be notified by the Code of Ethics Administrator if this applies to you. Please contact the Code of Ethics Officer Administrator for further information.
Appendix C — Contra- Trading Rule Clearance Form
To: Code of Ethics Officer

From:

Date:

Re: Sale of Personal Security

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This serves as prior written approval to sell the following personal security:

Name of portfolio manager contemplating personal sale:

Security to be sold:

Number of shares to be sold:

Fund(s) holding security:

Number of shares held by fund:

Reason for the personal sale:

Specify the reason why the sale is inappropriate for fund:

(Please attach additional sheets if necessary. ) CIO approval: Date:

Code of Ethics Officer/ Deputy Code of Ethics Officer approval: Date:

Appendix D — CFA Institute Code of Ethics and Standards of Professional Conduct
The CFA Institute Code of Ethics and Standards of Professional Conduct (Code and Standards) are fundamental to CFA Institute’s values and essential to achieving its mission to lead the investment profession globally by setting high standards of education, integrity, and professional excellence. High ethical standards are critical to maintaining the public’s trust in financial markets and in the investment profession.
Since their creation in the 1960s, the Code and Standards have promoted the integrity of CFA Institute members and served as a model for measuring the ethics of investment professionals globally, regardless of job function, cultural differences, or local laws and regulations. All CFA Institute members (including holders of the Chartered Financial Analyst® (CFA®) designation) and CFA candidates must abide by the Code and Standards and are encouraged to notify their employer of this responsibility. Violations may result in disciplinary sanctions by CFA Institute. Sanctions can include revocation of membership, candidacy in the CFA Program, and the right to use the CFA designation.
The Code of Ethics
Members of CFA Institute (including Chartered Financial Analyst® (CFA®) charterholders) and candidates for the CFA designation (“Members and Candidates”) must:
• Act with integrity, competence, diligence, and respect, and in an ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets.

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• Place the integrity of the investment profession and the interests of clients above their own personal interests.
• Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities.
• Practice and encourage others to practice in a professional and ethical manner that will reflect credit on themselves and the profession.
• Promote the integrity of, and uphold the rules governing, capital markets.
• Maintain and improve their professional competence and strive to maintain and improve the competence of other investment professionals.
Standards of Professional Conduct
I. PROFESSIONALISM
A. Knowledge of the Law. Members and Candidates must understand and comply with all applicable laws, rules, and regulations (including the CFA Institute Code of Ethics and Standards of Professional Conduct) of any government, regulatory organization, licensing agency, or professional association governing their professional activities. In the event of conflict, Members and Candidates must comply with the more strict law, rule, or regulation. Members and Candidates must not knowingly participate or assist in and must dissociate from any violation of such laws, rules, or regulations.
B. Independence and Objectivity. Members and Candidates must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities.
Members and Candidates must not offer, solicit, or accept any gift, benefit, compensation, or consideration that reasonably could be expected to compromise their own or another’s independence and objectivity.
C. Misrepresentation. Members and Candidates must not knowingly make any misrepresentations relating to investment analysis, recommendations, actions, or other professional activities.
D. Misconduct. Members and Candidates must not engage in any professional conduct involving dishonesty, fraud, or deceit, or commit any act that reflects adversely on their professional reputation, integrity, or competence.
II. INTEGRITY OF CAPITAL MARKETS
A. Material Non-public Information. Members and Candidates who possess material non-public information that could affect the value of an investment must not act or cause others to act on the information.
B. Market Manipulation. Members and Candidates must not engage in practices that distort prices or artificially inflate trading volume with the intent to mislead market participants.
III. DUTIES TO CLIENTS
A. Loyalty, Prudence, and Care. Members and Candidates have a duty of loyalty to their clients and must act with reasonable care and exercise prudent judgment. Members and Candidates must act for the benefit of their clients and place their clients’ interests before their employer’s or their own interests. In relationships with clients, Members and Candidates must determine applicable fiduciary duty and must comply with such duty to persons and interests to whom it is owed.

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B. Fair Dealing. Members and Candidates must deal fairly and objectively with all clients when providing investment analysis, making investment recommendations, taking investment action, or engaging in other professional activities.
C. Suitability.
1. When Members and Candidates are in an advisory relationship with a client, they must:
a) Make a reasonable inquiry into a client’s or prospective clients’ investment experience, risk and return objectives, and financial constraints prior to making any investment recommendation or taking investment action, and must reassess and update this information regularly.
b) Determine that an investment is suitable to the client’s financial situation and consistent with the client’s written objectives, mandates, and constraints before making an investment recommendation or taking investment action.
c) Judge the suitability of investments in the context of the client’s total portfolio.
2. When Members and Candidates are responsible for managing a portfolio to a specific mandate, strategy, or style, they must only make investment recommendations or take investment actions that are consistent with the stated objectives and constraints of the portfolio.
D. Performance Presentation. When communicating investment performance information, Members or Candidates must make reasonable efforts to ensure that it is fair, accurate, and complete.
E. Preservation of Confidentiality. Members and Candidates must keep information about current, former, and prospective clients confidential unless:
1. The information concerns illegal activities on the part of the client or prospective client.
2. Disclosure is required by law.
3. The client or prospective client permits disclosure of the information.
IV. DUTIES TO EMPLOYERS
A. Loyalty. In matters related to their employment, Members and Candidates must act for the benefit of their employer and not deprive their employer of the advantage of their skills and abilities, divulge confidential information, or otherwise cause harm to their employer.
B. Additional Compensation Arrangements. Members and Candidates must not accept gifts, benefits, compensation, or consideration that competes with, or might reasonably be expected to create a conflict of interest with, their employer’s interest unless they obtain written consent from all parties involved.
C. Responsibilities of Supervisors. Members and Candidates must make reasonable efforts to detect and prevent violations of applicable laws, rules, regulations, and the Code and Standards by anyone subject to their supervision or authority.
V. INVESTMENT ANALYSIS, RECOMMENDATIONS, AND ACTION
A. Diligence and Reasonable Basis. Members and Candidates must:
1. Exercise diligence, independence, and thoroughness in analyzing investments, making investment recommendations, and taking investment actions.
2. Have a reasonable and adequate basis, supported by appropriate research and investigation, for any investment analysis, recommendation, or action.

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B. Communication with Clients and Prospective Clients. Members and Candidates must:
1. Disclose to clients and prospective clients the basic format and general principles of the investment processes used to analyze investments, select securities, and construct portfolios, and must promptly disclose any changes that might materially affect those processes.
2. Use reasonable judgment in identifying which factors are important to their investment analysis, recommendations, or actions and include those factors in communications with clients and prospective clients.
3. Distinguish between fact and opinion in the presentation of investment analysis and recommendations.
C. Record Retention. Members and Candidates must develop and maintain appropriate records to support their investment analysis, recommendations, actions, and other investment-related communications with clients and prospective clients.
VI. CONFLICTS OF INTEREST
A. Disclosure of Conflicts. Members and Candidates must make full and fair disclosure of all matters that could reasonably be expected to impair their independence and objectivity or interfere with respective duties to their clients, prospective clients, and employer. Members and Candidates must ensure that such disclosures are prominent, are delivered in plain language, and communicate the relevant information effectively.
B. Priority of Transactions. Investment transactions for clients and employers must have priority over investment transactions in which a Member or Candidate is the beneficial owner.
C. Referral Fees. Members and Candidates must disclose to their employer, clients, and prospective clients, as appropriate, any compensation, consideration, or benefit received by, or paid to, others for the recommendation of products or services.
VII. RESPONSIBILITIES AS A CFA INSTITUTE MEMBER OR CFA CANDIDATE
A. Conduct as Members and Candidates in the CFA Program. Members and Candidates must not engage in any conduct that compromises the reputation or integrity of the CFA Institute or the CFA designation or the integrity, validity, or security of the CFA examinations.
B. Reference to the CFA Institute, the CFA designation, and the CFA Program. When referring to the CFA Institute, CFA Institute membership, the CFA designation, or candidacy in the CFA Program, Members and Candidates must not misrepresent or exaggerate the meaning or implications of membership in the CFA Institute, holding the CFA designation, or candidacy in the CFA Program.
Appendix E — Inducement Policy for Putnam Investments Limited (PIL) Employees
Inducements
Putnam Investments Limited has adopted the following procedures to enable it to comply with, and demonstrate compliance with, the requirements in this area:
Gifts, business meals, or entertainment events that are given or received (“inducements”) and that exceed a value of £25 (40 euros or equivalent) must be reported through the PTA system within 20 business days.
PIL’s policy limits gifts to a value of £100 (150 euros or equivalent) per item.
No limit is applied to meals provided such meals are for business purposes, reasonable, and not lavish.

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Entertainment provided to, or received from, suppliers (including brokers) is limited to a value of £150 (225 euros or equivalent). When receiving or providing entertainment to clients or potential clients, the limit of £150 (225 euros or equivalent) may be exceeded provided that such event is for business purposes, reasonable, and not lavish. Pre-clearance must be obtained from the PIL Compliance Officer.
Inducements exceeding these limits should be politely declined, explaining that PIL’s internal policies will not permit their acceptance.
There may be rare occasions where you are unexpectedly offered a gift or are entertained where the value exceeds the limits and it would be very discourteous to decline, or difficult to pay part of the bill yourself (such as in a members’ dining club). In these circumstances the gift should be handed in to the PIL Compliance Officer, who will arrange to give it to charity, or the entertainment reported immediately to the PIL Compliance Officer with an explanation of the circumstances.
Where the gift is below £100 (150 euros or equivalent) or the entertainment is below £150 (225 euros or equivalent) for any individual, no pre-clearance is necessary. Above these levels, pre-clearance is required from the PIL Compliance Officer. If you are in doubt as to whether limits might be exceeded, please err on the side of caution and seek pre-clearance.
Employees must disclose inducements in PTA where the value is above £25 (40 euros or equivalent).
Inducements below £25 (40 euros or equivalent), e.g., an umbrella, a casual drink, or a snack, need not be reported.
No more than six entertainment events per year, and no more than two events may be accepted from a single source. Meals are not included in this limit.
Where breaches of the inducement policy occur, sanctions may apply.
Employees are required to make an annual declaration that they have reported all reportable inducements given and received, or that they have not given or received any inducements during the course of the year.
Further detailed guidance on PIL’s Inducement Policy is available in the PIL Compliance Manual.

407 Letter	2, 33
7-Day Rule	3, 19, 20
90-Day Short-Term Rule	12, 19
Access Person
definition	5
reporting requirements for	33
reporting transactions/holdings	33
Ad Hoc Exemption	37
Affiliated Entities	29
Analysts
special rules	19, 20, 21
Annual Holdings Report	11, 34
Anti-bribery/Kickback Policy	25
Anti-money Laundering Policy	32
Anti-trust and other laws	23
Appeal Procedures	38
Blackout Rule
trading by portfolio managers, analysts, and CIOs	3, 20
Boycott laws	23
Employees
general rules for	23
personal political contributions	26
Entertainment Policy	23
Excessive trading (over 10 trades) prohibited	16
Exchange-traded index funds (ETFs)	6, 8, 17, 33, 34
Exempted transactions	17
Family member accounts	15
Family Members’ Conflict Policy	29
Fiduciary	28
Gifts and Entertainment Policy	23
Gifts donated as securities	11
Good Until Canceled (GTC) Limit orders	16
Goods and services, purchasing	29
Great-West Lifeco Inc.	2, 8, 12, 43
Initial holdings report	34
Initial Public Offerings (IPOs)	12
Inside Information	1, 43, 44
material, non-public information	13, 42

EX-23.p.15

Bribes	25
Broker accounts	2, 33
Business ethics	34
CFA Institute Code of Ethics	31
CFA Institute Code of Ethics and Standards of Professional Conduct	50
Chief Investment Officer
special rules on trading	19
Closed-end fund	2, 5, 6, 7, 8, 48
Code of Ethics Administrator	6
Code of Ethics Officer	6
Deputy Code of Ethics Officer	6
Code of Ethics Oversight Committee	6, 13, 16, 39
Compliance and Appeal Procedures	37
Computer and Network Use Policy	30
Confidentiality	1, 27
Confirmations and broker statements	2, 33
Conflicts of interest	1, 4, 23
Contra-Trading Rule	3, 21
Clearance Form	49
Corporate purchase of goods and services	29
Corporate/political contributions	26
Currencies	7
Director, prohibited to serve for another entity	27
Discretionary account	6, 10, 12
Dividend reinvestment program	18
Education Requirements	36
policy statement	40
sanctions for	39, 46
Inside Information List (Red List)	42
Insider Trading
definitions	41
explanations of	44
liability for	46
penalties for	46
policy statement	40
Investment clubs	28
Involuntary transactions	11, 17
Kickback Policy	25
Large-/Mid-Cap Exemption	9
Limit Orders	16
Linked accounts	15
Lobbying Policy	26
Market timing prohibition	15
Marsh & McLennan (MMC) securities	8,11,17,33
Material information	1, 13, 40, 42, 43, 44, 46
Naked Options	17
Negotiations prohibition	28
Non-public information	1, 13, 40, 42, 43, 44, 46
Non-Putnam affiliates (NPAs)	29
Officer, prohibited to serve for another entity	27
Ombudsman	35
Options
defined as securities	10
naked	17
Partner, prohibited to serve for another entity	27
Partnerships, covered in personal securities transactions	7, 41
Personal securities transactions	3
Personal Trading Assistant (PTA)	2, 6, 8, 9, 11, 24, 27, 33, 34
Political activities, contributions, lobbying	26
90-Day Rule	15
One-Year Rule	15
Putnam Variable Trusts	14
Quarterly Report of Securities Transactions	2, 33
Records
accuracy records policy	29
retention policy	32

EX-23.p.15

Portfolio managers, special rules on trading	19-22
Portfolio Trading	21, 29
Postiions outside Putnam	27, 34
Power Corporation of Canada	2, 8, 12, 43
Power Financial Corporation	2, 8, 12, 43
Pre-clearance	2, 6-12
sanctions for failure to pre-clear properly	39
Privacy Policy	31
Private offerings and private placement
pre-approval	13
Prohibited transactions	12-18
Putnam mutual fund restrictions	2, 14, 15
Red List	42, 43
Reporting Requirements	33
Restricted List	7-9, 12, 37, 38
Sanctions	39
Shares by subscription, pre-clearance	10
Special rules for investment professionals	3, 19-22
Spread betting	17
Tender Offers	11
Trustee	7, 14, 27, 28, 41
Trusts	1, 7, 14, 41
U. S. government obligations	7
Warrants	7, 8, 41
One Post Office Square
Boston, Massachusetts 02109
1-617-292-1000
www.putnam.com
248344 5/08